Exhibit 2.1

John P. Schafer (State Bar No. 205638)	Christopher E. Prince (State Bar No. 183553)
jps@mandersonllp.com	cprince@lesnickprince.com
Chris Manderson (State Bar No. 211648)	LESNICK PRINCE LLP
wcm@mandersonllp.com	185 Pier Avenue, Suite 103
MANDERSON, SCHAFER & McKINLAY LLP	Santa Monica, CA 90405
4695 MacArthur Court, Suite 1270	Telephone: (213) 291-8984
Newport Beach, CA 92660	Facsimile: (310) 396-0963
Telephone: (949) 788-1038
Facsimile: (949) 743-8310	Attorneys for NEW WORLD
ACQUISITION, LLC

Attorneys for SIGNATURE GROUP HOLDINGS LLC

Mark B. Frazier (State Bar No. 107221)	Carole Neville, Esq. (Pro Hac Vice)
mfrazier@rutan.com	cneville@sonnenschein.com
Brendt C. Butler (State Bar No. 211273)	SONNENSCHEIN, NATH & ROSENTHAL LLP
bbutler@rutan.com	1221 Avenue of the Americas
RUTAN & TUCKER, LLP	New York, New York 10020
611 Anton Boulevard, Fourteenth Floor	Telephone: (212) 768-6700
Costa Mesa, California 92626-1931	Facsimile: (212) 768-6800
Telephone: (714) 641-5100
Facsimile: (714) 546-9035
Attorneys for JAMES A. MCINTYRE, SR.	Attorneys for NEW WORLD
ACQUISITION, LLC
UNITED STATES BANKRUPTCY COURT
CENTRAL DISTRICT OF CALIFORNIA — SANTA ANA DIVISION

In re:	Case No.: 8:08-bk-13421-ES

Chapter 11 Case
FREMONT GENERAL CORPORATION, a Nevada corporation,
Debtor.	SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 FOURTH AMENDED PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-PLAN PROPONENT, DATED JUNE 8, 2010

Taxpayer ID No. 95-2815260

SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

     This document sets forth the Chapter 11 Plan of Reorganization for Fremont General Corporation, a Nevada corporation (defined below as the “Plan”), by Plan proponent and sponsor Signature Group Holdings, LLC (“Signature”), which is joined by James McIntyre as co-proponent, and which reflects the terms of the Reciprocal Plan Support and Settlement Agreement by and among Signature, Kenneth S. Grossman, and New World Acquisition, LLC (“New World”).
     For a discussion of the Debtor’s history, business, operations, assets and liabilities and for a summary and analysis of this Plan, Signature refers all parties in interest to the Disclosure Statement for Signature Group Holdings, LLC’s Chapter 11 Plan of Reorganization of Fremont General Corporation Dated January 20, 2010.
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

TABLE OF CONTENTS

						Page(s)

I.	DEFINITIONS AND RULES OF CONTRUCTION					3
	A.	Definitions				3
	B.	Rules of Construction				15

II.	CLASSIFICATION AND TREATMENT					16
	A.	Allowance and Treatment of Unclassified Claims				16
		1.	Administrative Claims			16
			(a	)	Administrative Claim Reserve	17
			(b	)	Administrative Claims Bar Date	17
			(c	)	Deadline for Objections to Administrative Claims	17
			(d	)	U.S. Trustee Fees	18
			(e	)	Professional Fee Claims	18
			(f	)	Indenture Trustee Fees and Expenses	19
		2.	Priority Tax Claims			19
	B.	Allowance and Treatment of Classified Claims and Interests				20
		1.	Secured Claims (Class 1)			20
		2.	Priority Non-Tax Claims (Class 2)			20
		3.	General Unsecured Claims (Classes 3A, 3B, 3C, 3D)			20
		4.	Class of Equity Interests (Class 4)			23
		5.	Class or Claims Subordinated Under 11 U.S.C. § 510(b) (Class 5)			23

III.	EXECUTORY CONTRACTS AND UNEXPIRED LEASES					23

IV.	MEANS OF EFFECTUATING THE SIGNATURE PLAN					25
	A.	Merger				25
	B.	Postconfirmation Business Operations of the Reorganized Debtor				26
		1.	Post-Confirmation Business Plan for the Reorganized Debtor			26
	C.	Management Agreement with Credit Partners Management, Inc.				29
	D.	The SCA Team and the Reorganized Debtor’s Management Team				31
	E.	The Reorganized Debtor’s Board of Directors				32
	F.	Reporting Requirements				32
	G.	Amendment of Corporate Governance Documents to Authorize Certain Transactions				32
	H.	Transfer Restrictions: the “Leucadia Provision”				33
	I.	Certain Insurance Policy Matters				34
	J.	Repurchase Claims Reserves				35
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

i

			Page(s)

	K.	Retention of Jurisdiction	35
	L.	Cancellation and Treatment of Senior Notes and Junior Notes	36

V.	CLAIMS		38
	A.	Maintenance of Post-Confirmation Claims Register	38
	B.	Claim Objections	38

VI.	SECURITIES RELATED MATTERS		39
	A.	Issuance of Securities	39
	B.	Registration Rights	39
	C.	Security Certificates	40
	D.	Investment Company Act Status	41

VII.	DISBURSEMENTS		41
	A.	Manner of Distribution	41
	B.	Undeliverable Distributions	43
	C.	Rounding of Payments	43
	D.	Compliance with Tax Requirements	43
	E.	Distribution of Unclaimed Property	44
	F.	No De Minimis Distributions	44
	G.	Setoff	44
	H.	Distribution Record Date	45
	I.	Delivery and Surrender of Senior Notes	45
	J.	Delivery and Surrender of Junior Notes	46
	K.	Outside Effective Date Distributions Date	47

VIII.	CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN		47
	A.	Conditions to Confirmation	47
	B.	Conditions to Effective Date	47
	C.	Waiver of Conditions	48
	D.	Outside Effective Date	48

IX.	EFFECT OF CONFIRMATION OF PLAN		49
	A.	Discharge	49
	B.	Vesting of Property of the Estate	50

X.	MISCELLANEOUS PROVISIONS		51
	A.	Modification of Plan	51
	B.	The Committees	51
	C.	Post-Confirmation Status Report	51
	D.	Post-Confirmation United States Trustee Fees	51
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

ii

		Page(s)

E.	Exemption From Securities Laws	52
F.	Exculpation	52
G.	Governing Law	53
H.	Notices	53
I.	Payment of the Signature Plan Proponents’ Expenses	54
J.	ERISA Claims	54
K.	New York State Teachers’ Retirement System Class Action	55
L.	Final Decree	55
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

iii

I.
DEFINITIONS AND RULES OF CONTRUCTION
     A. Definitions
     The following defined terms shall have the corresponding meaning anytime they appear as capitalized terms in this Plan.
     “1940 Act” means the Investment Company Act of 1940.
     “Administrative Claim” means a claim for administrative costs or expenses that are allowable under section 503(b) of the Bankruptcy Code or 28 U.S.C. § 1930. These costs or expenses may include: (a) Non-Ordinary Course Administrative Claims; (b) Ordinary Course Administrative Claims; (c) Professional Fee Claims; (d) Administrative Tax Claims; (e) U.S. Trustee Fees; and (f) the Indenture Trustee Fees.
     “Administrative Claims Bar Date” means thirty days after the Effective Date.
     “Administrative Claims Objection Deadline” means sixty (60) days after the Administrative Claims Bar Date.
     “Administrative Claims Reserve” means the reserve that will be created by the Reorganized Debtor on the Effective Date of the Plan in an amount sufficient to pay all Administrative Claims outstanding as of and after the Effective Date in full.
     “Administrative Claims Reserve Amount” means the estimate of the amount of Administrative Claims the Debtor reasonably believes will be outstanding as of and after the Effective Date.
     “Adviser’s Act” means the Investment Advisers Act of 1940.
     “Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular person or entity.
     “Allowed Administrative Claim” means an Administrative Claim that is allowed by a Final Order.
     “Allowed,” “Allowed Claim” or “Allowed Equity Interest” means a Claim or Equity Interest, other than an Administrative Claim, to the extent that:
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

1.	Either: (1) a proof of claim or proof of interest was timely filed prior to the Claims Bar Date; or (2) a proof of claim or proof of interest is deemed timely filed either under Bankruptcy Rule 3003(b)(1)-(2) or by a Final Order; and

2.	Either: (1) the Claim or Equity Interest is not a Disputed Claim or a Disputed Equity Interest; or (2) the Claim or Equity Interest is allowed either by a Final Order or under the Plan.
     Any portion of a Claim that is satisfied or released during the Case is not an Allowed Claim.
     “Allowed Class ‘___’ Claim” means an Allowed Claim classified in the specified Class.
     “Allowed Amount” means the amount at which Claim is allowed.
     “Anticipated Tax Refund” means a refund or refunds that may be paid to the Debtor and its subsidiaries, or to the Reorganized Debtor, as a result of a carryback (including a carryback pursuant to an election under Tax Code Section 172(b)(1)(H)) by the Debtor and/or its subsidiaries of NOLs and alternative minimum tax NOLs incurred in recent years, including 2008 and/or 2009, the amount of which may approximate $20 million, although the amount and timing of any such refund(s) remain uncertain as of the date hereof.
     “Assets” means all assets of the Debtor’s Estate including “property of the estate” as described in section 541 of the Bankruptcy Code.
     “Avoidance Action” means an adversary proceeding, lawsuit or other proceeding with respect to Causes of Action arising under, relating to, or similar to sections 502(d), 506, 510, 542, 543, 544, 545, 547, 548, 549, 550, 551, 552 or 553 of the Bankruptcy Code, or any fraudulent conveyance, fraudulent transfer or preference laws, or any Cause of Action arising under, or relating to, any similar state law or federal law that constitutes property of the Estate under section 541 of the Bankruptcy Code, whether or not an action is initiated on or before the Effective Date.
     “Ballot” means the ballot to vote to accept or reject the Plan.
     “Bankruptcy Code” or “Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as now in effect or hereafter amended.
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

     “Bankruptcy Court” or “Court” means the United States Bankruptcy Court for the Central District of California, Santa Ana Division, or any other court that exercises competent jurisdiction over the Case.
     “Bankruptcy Rules” means, collectively, (a) the Federal Rules of Bankruptcy Procedure promulgated under 28 U.S.C. § 2075, as amended from time to time; and (b) the Local Bankruptcy Rules applicable to cases pending before the Bankruptcy Court, as now in effect or hereafter amended.
     “Board of Directors” means the board of directors of the Reorganized Debtor, the composition of which is described in Section IV.E hereof.
     “Business Day” means any day other than a Saturday, Sunday or a legal holiday (as the later is defined in Bankruptcy Rule 9006(a)).
     “Case” means the case under Chapter 11 of the Bankruptcy Code commenced by the Debtor and bearing Case Number 8:08-bk-13421-ES.
     “Cash” means cash or cash equivalents including, but not limited to, bank deposits, checks or other similar items.
     “Causes of Action” means any and all claims, demands, rights, actions, rights of action, causes of action and suits of the Debtor or the Estate, of any kind or character whatsoever, known or unknown, suspected or unsuspected, whether arising prior to, on or after the Petition Date, in contract or in tort, at law or in equity or under any other theory of law, that the Debtor or the Debtor’s Estate has or asserts or may have or assert against third parties, whether or not brought as of the Effective Date, and which have not been settled or otherwise resolved by Final Order as of the Effective Date, including but not limited to (1) rights of setoff, counterclaim or recoupment, and claims on contracts or for breaches of duties imposed by law, (2) the right to object to claims or interests, (3) such claims and defenses as fraud, mistake, duress and usury, (4) Avoidance Actions, (5) claims for tax refunds (6) claims to recover outstanding accounts receivable, (7) such claims and defenses as alter ego and substantive consolidation, and (8) any other claims which may be asserted against third parties.
     “Charging Lien” means any Lien or other priority in payment arising prior to the Effective Date to which the Indenture Trustees are entitled under the Senior Notes Indenture and Junior Notes
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

Indenture, as applicable, against distributions to be made to the holders of Senior Notes Claims and Junior Notes Claims, as applicable.
     “Claim” means a claim, as the term “claim” is defined in section 101(5) of the Bankruptcy Code, against the Debtor.
     “Claims Bar Date” means (a) with respect to Claims other than those held by governmental units, November 10, 2008, which was the last date for filing Claims against the Estate pursuant to the Court’s Order entered on September 4, 2008; and (b) with respect to Claims held by governmental units, December 15, 2008.
     “Claims Objection Deadline” means the deadline for the Reorganized Debtor and parties in interest to file objections to Claims as set forth in the Confirmation Order.
     “Class” means a group of Claims or Equity Interests as classified in Section II(B).
     “Collateral” means property, or an interest in property, of the Estate that is encumbered by a Lien to secure payment or performance of a Claim.
     “Common Stock” means the common stock of the Reorganized Debtor.
     “Confirmation” means the entry of the Order by the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.
     “Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on its docket.
     “Confirmation Hearing” means the hearing before the Court to consider the confirmation of the Plan pursuant to section 1128(a) of the Bankruptcy Code, as such hearing may be continued from time to time.
     “Confirmation Hearing Date” means the first date on which the Bankruptcy Court holds the Confirmation Hearing.
     “Confirmation Order” means the order of the Bankruptcy Court confirming this Plan under section 1129 of the Bankruptcy Code.
     “Creditor” means the Holder of a Claim against the Debtor.
     “Creditors Committee” means the Official Committee of Unsecured Creditors appointed in the Case by the Office of the U.S. Trustee for the Central District of California.
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

     “Debtor” means Fremont General Corporation, a Nevada corporation.
     “DIP” means a debtor-in-possession loan.
     “Disbursing Agent” means the Reorganized Debtor or its designee retained to make Distributions pursuant to Section VII of the Plan.
     “Disclosure Statement” means the disclosure statement relating to the Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.
     “Disclosure Statement Order” means the Order entered by the Bankruptcy Court approving the Disclosure Statement.
     “Disputed Claim” means any Claim: (a) as to which a proof of claim has been filed and the dollar amount of such Claim, respectively, is not specified in a fixed amount; (b) prior to the deadline to object to such Claim, as to which a proof of claim has been filed and the dollar amount of such Claim is specified in a fixed liquidated amount, the extent to which the stated amount of such Claim exceeds the amount of such Claim listed in the Schedules; (c) prior to the deadline to object to such Claim, as to which a proof of claim has been filed and such Claim is not included in the Schedules; (d) with respect to a proof of claim that is filed or is deemed filed under Bankruptcy Rule 3003(b)(1) and is listed as contingent, disputed or unliquidated; (e) as to which an objection has been filed or is deemed to have been filed pursuant to any order approving procedures for objecting to Claims and such objection has neither been overruled nor been denied by a Final Order and has not been withdrawn; or (f) with respect to an Administrative Claim, as to which an objection: (1) has been timely filed (or the deadline for objection to such Administrative Claim has not expired) and (2) has neither been overruled nor been denied by a Final Order and has not been withdrawn; provided, however, that in each case, a Claim or Administrative Claim shall not be deemed to be a Disputed Claim to the extent that the Reorganized Debtor otherwise agrees with any such Claim or Administrative Claim, and such Claim or Administrative Claim is Allowed under the Bankruptcy Code or by Final Order, as applicable.
     “Disputed Equity Interest” means any Equity Interest, as to which (a) an objection has been timely filed, which has neither been overruled nor been denied by a Final Order and has not been
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

withdrawn or (b) is the subject of a filed Cause of Action that is related to such Equity Interest which has not been settled or otherwise resolved by Final Order.
     “Distribution(s)” means any transfer under the Plan of Cash or other property or instruments to a Holder of an Administrative Claim, a Holder of an Allowed Claim, or to the Holder of an Equity Interest.
     “Distribution Record Date” means the record date for determining entitlement to receive distributions under the Plan on account of Allowed Claims, which date shall be for all Holders of Claims, excluding the Claims in Class 3(C), the third Business Day following the Confirmation Date at 5 p.m. prevailing Pacific time.
     “DTC” means The Depository Trust Company.
     “Effective Date” shall mean, subject to Article VIII.D of this Plan, the first Business Day occurring ten (10) days after the conditions to effectiveness have been met.
     “Equity Committee” means the Official Committee of Equity Security Holders appointed in the Case by the Office of the U.S. Trustee for the Central District of California.
     “Equity Interest” means the interest—as the term “interest” is defined in section 101(17) of the Bankruptcy Code — of any entity who holds an equity security in the Debtor no matter how held, including issued and outstanding shares of common stock, preferred stock, stock options, warrants, membership interests, or other evidence of interests in securities of the Debtor; provided, however, that in no event shall the TOPrS Claims be considered “Equity Interests.”
     “Equity Interest Holder(s)” means the record Holder of an Equity Interest.
     “Estate” means the estate created in the Case under section 541 of the Bankruptcy Code.
     “FGCC” means Fremont General Credit Corporation, a California Corporation.
     “FGFI Trust” means Fremont General Financing I, a statutory business trust, formed under Delaware law pursuant to that certain “Amended and Restated Declaration of Trust” dated as of March 6, 1996, for the sole purpose of issuing securities representing undivided beneficial interests in the FGFI Trust’s assets.
     “Final Order” means an order or judgment of the Court or other applicable court, as entered on the applicable docket, that has not been reversed, stayed, modified or amended, and as to which the
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtor prior to the Effective Date or to the Reorganized Debtor after the Effective Date, as applicable, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order or judgment of the Court or other applicable court shall have been affirmed by the highest court to which such order or judgment was appealed, or certiorari has been denied, or from which reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired.
     “FRC” means Fremont Reorganizing Corporation f/k/a Fremont Investment & Loan, a corporation organized under the laws of the state of California.
     “General Unsecured Claim” or “Unsecured Claim” means any Claim that is not entitled to a priority of repayment under the Bankruptcy Code and for which the Claim is not secured by any collateral and expressly does not include any Administrative Claim, Priority Tax Claim, a Priority Non-Tax Claim, Secured Claim, or a Section 510(b) Claim.
     “Holder” means the Holder of a Claim against, or an Equity Interest in the Debtor.
     “Impaired” means, when used with reference to a Claim or Equity Interest, a Claim or Equity Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code and the case law interpreting the statute.
     “Indenture Trustee” means any authorized indenture trustee for the Senior Notes or any duly authorized indenture trustee for the Junior Notes or the Guaranty.
     “Indenture Trustee Fees” means the reasonable compensation, fees and expenses, disbursements and indemnity claims, including, without limitation, attorneys’ fees and agents’ fees, expenses, costs and disbursements, incurred by or owed to the Indenture Trustee under the Senior Notes Indenture or Junior Notes Indenture and related or ancillary documents, as applicable, whether prior to or after the Petition Date and whether prior to or after consummation of the Plan.
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

     “Intercompany Claim” means any Claim (i) of FGCC against FRC or the Debtor, (ii) of FRC against FGCC or the Debtor, and (iii) of the Debtor against FRC or FGCC.
     “Junior Notes” means the 9% Junior Subordinated Debentures due March 31, 2026.
     “Junior Notes Indenture” means the Indenture with respect to the 9% Junior Subordinated Debentures among Fremont General Corporation, Fremont General Financing I and Bank of New York (originated with First Interstate Bank of California), a New York Banking Corporation, as trustee.
     “Lien” means a lien, as defined in 11 U.S.C. § 101(37), except a lien that has been avoided under Chapter 5 of the Bankruptcy Code or that is otherwise avoidable or invalid under the Bankruptcy Code or applicable law.
     “Local Bankruptcy Rules” means the Local Bankruptcy Rules for the United States Bankruptcy Court for the Central District of California, as now in effect or hereafter amended.
     “Non-Ordinary Course Administrative Claim” means any Administrative Claim other than an Ordinary Course Administrative Claim, Professional Fee Claim, Indenture Trustee Fees or U.S. Trustee Fees.
     “Management Agreement” means an investment advisory agreement pursuant to which SCA will provide investment advisory services to the Reorganized Debtor.
     “Manager” shall mean Signature Capital Advisers, LLC.
     “New Note(s)” means the new notes in the principal amount of $39 million to be issued under the Plan to Holders of TOPrS, and have such terms as fully set forth in the form of Indenture and New Note attached to this Plan.
     “New Note Indenture” means that Indenture to be entered into by the Reorganized Debtor and Wells Fargo, N.A. or another entity selected by the Reorganized Debtor, as Indenture Trustee, in the form attached to this Plan.
     “Ordinary Course Administrative Claim” means a claim for administrative costs or expenses that are allowable under section 503(b) of the Bankruptcy Code that are incurred in the ordinary course of the Debtor’s operations for goods and services and that are unpaid on the Effective Date or on account of an expense by a governmental unit under sections 503(b)(1)(B) or (C) of
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

Bankruptcy Code. Ordinary Course Administrative Claims do not include Professional Fee Claims, U.S. Trustee Fees or Non-Ordinary Course Administrative Claims.
     “Person” means any natural person or entity.
     “Petition Date” means June 18, 2008, the date on which the Debtor filed its voluntary petition commencing the Case.
     “Plan” means this plan of reorganization under Chapter 11 of the Bankruptcy Code, including, without limitation, all exhibits, supplements, appendices, and schedules hereto, either in its present form or as it may be altered, amended, or modified from time to time, also referred to herein and in the Disclosure Statement as the “Signature Plan.”
     “Post Petition Interest” means interest that shall have accrued on account of the applicable Holder’s Allowed Claim for the period from the Petition Date to and through the date in which such Allowed Claim is paid in full.
     “Post Petition Interest Rate” means 2.51% (compounded annually), which reflects the federal judgment rate of interest set forth in 28 U.S.C. §1961(a) in effect on the Petition Date.
     “Post-Effective Date Merger Claims” means any and all unpaid claims, liabilities for obligations which immediately, prior to the occurrence of the Effective Date, were claims, liabilities or obligations of FGCC and/or FRC.
     “Priority Non-Tax Claims” means Claims, other than Administrative Claims or Priority Tax Claims, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.
     “Priority Tax Claim” means a Claim that a governmental unit asserts against the Debtor for taxes or related interest or penalties, which Claim is entitled to priority and allowable under section 507(a)(8) of the Bankruptcy Code.
     “Professionals” means those Persons (i) retained pursuant to an order of the Bankruptcy Court in accordance with sections 327, 1103 and/or 1106 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date pursuant to sections 327, 328, 329, 330 and/or 331 of the Bankruptcy Code; or (ii) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to sections 330 and 503(b)(2) of the Bankruptcy Code.
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

     “Professional Fee Claim” means: (a) A claim under sections 327, 328, 330, 331, 503(b), 1103 or 1106 of the Bankruptcy Code for compensation for professional services rendered or expenses incurred prior to the Effective Date on the Estate’s behalf; or (b) A claim either under section 503(b)(4) of the Bankruptcy Code for compensation for professional services rendered or under section 503(b)(3)(D) of the Bankruptcy Code for expenses incurred prior to the Effective Date in making a substantial contribution to the Estate.
     “Registration Rights Agreement” means a registration rights agreement substantially in the form set forth in Exhibit 1 obligating the Reorganized Debtor to register for resale certain shares of common stock under the Securities Act of 1933 in accordance with the terms set forth in such registration rights agreement.
     “Remaining Executives” means Don Royer, Richard Sanchez and Thea Stuedli.
     “Reorganized Debtor” means the Debtor, from and after the Effective Date.
     “Repurchase Claims” claims arising from loans FRC is required to repurchase if certain defaults under such loans occurred within a designated period after the sale of such loans.
     “Rights Of Action” means any and all actions, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise, and whether commenced or arising before or after the Effective Date.
     “SCA” means Signature Capital Advisers, LLC.
     “Schedules” means the schedules of Assets and Liabilities filed by the Debtor on July 3, 2008, as amended, and as may be further amended.
     “Schedule of Assumed Agreements” means the schedule of executory contracts and unexpired leases that the Reorganized Debtor will assume on the Effective Date and the amounts, if any, necessary to cure any defaults under such executory contracts and unexpired leases.
     “Section 510(b) Claim” means any Claim for rescission of or damages arising from the purchase or sale of a debt or equity security, including, without limitation, any Claims arising from
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

equity forward agreements and other understandings to purchase Equity Interests, which Claim is subject to subordination in accordance with section 510(b) of the Bankruptcy Code. For the avoidance of doubt, “Section 510(b) Claim” shall include any claim against the Estate for reimbursement or contribution on account of a Section 510(b) Claim.
     “Secured Claim” means a Claim that was secured by a Lien on Collateral as of the Petition Date. A Claim is a Secured Claim only to the extent of the value of the claimholder’s interest in the Collateral or to the extent of the amount subject to setoff, whichever is applicable, and as determined under 11 U.S.C. § 506(a).
     “Securities” means the Common Stock, together with any other equity securities of the Reorganized Debtor.
     “Senior Notes” means the 7.875% Senior Notes due 2009, which were issued pursuant to that certain indenture dated March 1, 1999, by and between The Bank of New York, as Trustee and the Fremont General Corporation.
     “Senior Notes Indenture” means the Indenture dated as of March 1, 1999, by and between Fremont General Corporation and the First National Bank of Chicago, as Indenture Trustee.
     “Signature Investors” includes Signature Group Holdings, LLC, Craig Noell, Kyle Ross, Thomas Donatelli, Kenneth Grossman, their respective Affiliates and/or a limited number of designees.
     “Subordinated Debenture” means that certain 9% Junior Subordinated Debenture due March 31, 2026, which was issued pursuant to that certain indenture dated March 6, 1996, and which is the sole asset of the FGFI Trust.
     “Subscription Agreement” means the agreement(s) between the Reorganized Debtor and the Signature Investors or their respective Affiliate(s), pursuant to which the Signature Investors or their respective Affiliate(s) will subscribe to purchase shares of Common Stock of the Reorganized Debtor on the Effective Date.
     “Tax Code” means the Internal Revenue Code of 1986, as amended.
     “TOPrS” means the 9% Trust Originated Preferred Securities issued to the FGFI Trust pursuant to the Fremont General Financing Declaration of Trust.
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

     “TOPrS Claims” means any and all Claims that could be asserted against the Debtor by holders of the TOPrS or by Wells Fargo in its capacity as trustee, other than Wells Fargo’s Indenture Trustee Fees, including any Claims related to or arising out of the Junior Notes, the Junior Notes Indenture, the TOPrS, the March 6, 1996 Amended and Restated Declaration of Trust relating to the FGFI Trust, the March 6, 1996 Preferred Securities Guarantee Agreement, and any related an ancillary documents and instruments.
     “TOPrS Group” means, collectively, Seth Hamot, RRH Capital, LLC, Costa Brava Partners III, L.P. and Howard Amster, who individually or with their affiliates are Holders of significant TOPrS Claims.
     “Unclassified Claim” means any Claim which is not part of any Class.
     “Unimpaired” means, when used with reference to a Claim or Equity Interest, a Claim or Equity Interest that is not Impaired within the meaning of section 1124 of the Bankruptcy Code and the case law interpreting the statute.
     “Unrestricted Cash” means Cash in excess of (i) Cash needed to make all of the required payments with respect to Allowed Claims which the Reorganized Debtor is obligated to make pursuant to the Plan and (ii) Cash sufficient to fund the reserves that are required to be established by the Reorganized Debtor pursuant to the Plan or under any Indenture as of the Effective Date.
     “U.S. Bank” means U.S. Bank National Association.
     “U.S. Trustee” means the Office of the United States Trustee for the Central District of California.
     “U.S. Trustee Fees” means all fees and charges assessed against the Estate by the U.S. Trustee and due pursuant to section 1930 of Title 28 of the United States Code.
     “Warrants” means the warrants to purchase shares of the Reorganized Debtor’s Common Stock issued to the Signature Investors on the Effective Date.
     “Warrant Agreement” means the agreement, substantially in the form annexed hereto as Exhibit 2, governing the terms and conditions of the Warrant.
     “Wells Fargo” means Wells Fargo Bank, National Association.
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

     B. Rules of Construction
(a)	The rules of interpretation set forth in section 102 of the Bankruptcy Code apply to this Plan.

(b)	Except as otherwise provided in this Plan, in computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006 shall apply.

(c)	The definition given to any term or provision in the Plan supersedes and controls any different meaning that may be given to that term or provision in the Disclosure Statement.

(d)	Any term used in the Plan that is not defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules (as defined below), shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

(e)	Whenever the context requires, such terms shall include the plural as well as the singular number.

(f)	Any reference in this Plan to an existing document or exhibit filed or to be filed means such document or exhibit, as it may have been or may be amended, modified or supplemented

(g)	Any reference to a document or instrument being in a particular form or on particular terms means that the document or instrument will be substantially in that form or on those terms or as amended by the terms thereof.

(h)	Unless otherwise indicated, the phrase “under the Plan” and similar words or phrases refer to this Plan in its entirety rather than to only a portion of the Plan.

(i)	Unless otherwise specified, all references in this Plan to Articles, Sections, Schedules and Exhibits are references to Articles, Sections, Schedules and Exhibits of or to this Plan.
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

(j)	Captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan.
II.
CLASSIFICATION AND TREATMENT
     The treatment of Allowed Claims and Allowed Equity Interests under this Plan supersedes any agreements or rights the Holders of those Claims or Equity Interests may have in or against the Debtor or its Assets and is in full satisfaction of the legal, equitable, and contractual rights of the Holders of the Claims or Equity Interests. Unless provided otherwise herein, no Distributions will be made and no rights retained on account of any Claim or Equity Interest that has not become an Allowed Claim or Allowed Equity Interest.
     As required by the Bankruptcy Code, this Plan classifies Claims and Equity Interests in various classes according to their right to priority. This Plan sets forth whether each Class of Claims or Equity Interests is Impaired and provides for the treatment that each Class will receive.
     A. Allowance and Treatment of Unclassified Claims
     The following Unclassified Claims are considered unimpaired, not placed into voting classes and shall receive treatment in accordance with the Bankruptcy Code:
          1. Administrative Claims
     Administrative Claims consist of costs and expenses of administering the Case that are Allowed under section 503(b) of the Bankruptcy Code or 28 U.S.C. § 1930, and include Claims incurred post-petition in the ordinary course of the Debtor’s business, fees and expenses of professionals, and fees due to the U.S. Trustee’s Office.
     Unpaid Administrative Claims shall receive the following treatment:

Description	Treatment
Ordinary Course Administrative Claims	Unless the Reorganized Debtor objects to an Ordinary Course Administrative Claim, the Claim will be allowed in accordance with the terms and conditions that gave rise to the Ordinary Course Administrative Claim, and the person holding the Ordinary Course Administrative Claim need not file any request for payment of its claim.
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

Description	Treatment
Clerk’s Office Fees	Paid in full before the Effective Date.

Office of U.S. Trustee	Paid in full pursuant to 28 U.S.C. § 1930.

Allowed Non-Ordinary Course Administrative Claims, Professional Fee Claims and Indenture Trustee Fees	Paid in full on the later of: (1) the Effective Date; or (2) the fifteenth Business Day after such Non-Ordinary Course Administrative Claim or Professional Fee Claim becomes an Allowed Administrative Claim or Allowed Professional Fee Claim, or in either case, as soon thereafter as is practicable. The Indenture Trustee Fee Claims will be paid in accordance with the terms of this Plan.
(a) Administrative Claim Reserve
     Within ten (10) Business Days after the Confirmation Date, the Debtor shall inform Signature of the Administrative Claims Reserve Amount. On the Effective Date, the Reorganized Debtor shall fund the Administrative Claims Reserve with cash in an amount equal to the Administrative Claims Reserve Amount.
     Ordinary Course Administrative Claims will be paid in the ordinary course of the Reorganized Debtor’s operations. Distributions will be made to the Holders of Allowed Administrative Claims from the Administrative Claims Reserve. Any amounts remaining in the Administrative Claims Reserve after payment in full of all Allowed Administrative Claims will revert to the Reorganized Debtor.
(b) Administrative Claims Bar Date
     All requests for payment of an Administrative Claim that accrued from the Petition Date, except for (1) Ordinary Course Administrative Claims, (2) Clerk’s Office and U.S. Trustee fees, (3) Professional Fee Claims, and (4) Indenture Trustee Fees must be filed with the Court no later than the Administrative Claims Bar Date or be forever barred.
(c) Deadline for Objections to Administrative Claims
     All objections to allowance of Administrative Claims, excluding Professional Fee Claims, must be filed by any parties in interest no later than the Administrative Claims Objection Deadline. The Administrative Claims Objection Deadline may be extended for a one-time sixty (60) day period by the Reorganized Debtor by filing a notice of the extended Administrative Claim Objection Deadline with the Bankruptcy Court.
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

     Thereafter, it may only be extended by an order of the Bankruptcy Court. If no objection to an Administrative Claim is filed on or before the Administrative Claim Objection Deadline, then the Administrative Claim will be deemed Allowed as of that date.
(d) U.S. Trustee Fees
     Quarterly fees owed to the Office of the U.S. Trustee will be paid prior to the Effective Date by the Debtor, and after the Effective Date by the Reorganized Debtor, when due in accordance with applicable law. The Reorganized Debtor will continue to file reports showing the calculation of such fees until the Case is closed under section 350 of the Bankruptcy Code.
(e) Professional Fee Claims
     Unless otherwise expressly provided in the Plan, a Professional Fee Claim will be Allowed only if: (i) on or before thirty (30) days after the Effective Date, the entity holding such Professional Fee Claim both Files with the Court a final fee application or a motion requesting Allowance of the fees and serves the application or motion on the Reorganized Debtor and the U.S. Trustee; and (ii) the Court allows the Claim by an order of the Bankruptcy Court (as to which fourteen (14) days have passed without a stay of the enforcement of such order or, if a stay has been granted, such stay has lapsed or been dissolved). Subject to the Indenture Trustees providing invoices to Signature, which shall be subject only to Signature’s review for reasonableness under the applicable Indenture, the Reorganized Debtor shall pay or cause to be paid in full and in cash as an Administrative Claim, without the need for application to, or approval of, any court, without reduction to the recovery of applicable holders of allowed claims, any and all Indenture Trustee Fees and other amounts that are due to each of the Indenture Trustees and their respective Professionals as of the Effective Date on or before the Effective Date. If Signature disputes any portion of the fees and expenses sought by the Indenture Trustees, the Reorganized Debtor shall pay that undisputed portion of the requested fees and costs within ten (10) days of receipt of the invoices from the Indenture Trustee and the Indenture Trustee shall have the right to seek a determination by the Court of that disputed portion of the fees and costs as reasonable under the applicable Indenture or assert its Charging Lien to pay such disputed amounts.
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

     Any party in interest may file an objection to such an application within the time provided by the Local Bankruptcy Rules or within any other period that the Court sets. Professionals holding Professional Fee Claims who do not timely file and serve their applications for payment will be forever barred from asserting these Claims against the Reorganized Debtor or its property.
     The Disbursing Agent will pay or cause to be paid an Allowed Professional Fee Claim, in Cash, within five (5) days after the date on which the condition specified in the preceding subparagraph (ii) of this Section II.A.1.e is satisfied.
(f) Indenture Trustee Fees and Expenses
     The Reorganized Debtor shall pay or cause to be paid in full and in Cash as an Administrative Claim, without the need for application to, or approval of, any court, without reduction to the recovery of applicable holders of allowed claims, any and all Indenture Trustee Fees and other amounts that are due to each of the Indenture Trustees and its counsel as of the Effective Date on or before the Effective Date. The Reorganized Debtor shall also promptly pay or cause to be paid in full any and all fees and expenses that will be incurred in connection with or related to the distributions to be made by the Indenture Trustees under this Plan, implementation of the terms of the Plan or fulfilling its obligations under the Junior Note Indenture or this Plan without further court approval.
2. Priority Tax Claims
     Section 507(a)(8) of the Bankruptcy Code Priority Tax Claims shall receive the following treatment:

Description	Treatment
Priority Tax Claims Arising Under 11 U.S.C. § 507 (a)(8).	Except to the extent that a Holder of an Allowed Priority Tax Claim has been paid by the Debtor prior to the Effective Date, agrees to different treatment or its Claim is the subject of Final Order of the Bankruptcy Court, each Holder of an Allowed Priority Tax Claim shall receive, in full satisfaction of its Claim, Cash in an amount equal to such Allowed Priority Tax Claim on the later of (1) the Effective Date, or (2) the fifteenth Business Day after the Priority Tax Claim becomes an Allowed Priority Tax Claim, or in either case, as soon thereafter as is practicable. The Debtor or Reorganized Debtor, as the case may be, reserves the right to pay any Allowed Priority Tax Claim in equal quarterly payments over a period of five years from the date of the entry of the Order for relief with interest at the applicable rate under non-bankruptcy law.

For the avoidance of any doubt, in the event the Allowed Priority Tax Claim of the California Franchise Tax Board (the “FTB”) has not been paid in full on the Effective Date, the FTB shall be entitled to interest on its Allowed Priority Tax Claim at a rate determined under applicable nonbankruptcy law as provided for in section 511 of the Bankruptcy Code for the period of time from the Effective Date to and through the date its Allowed Priority Tax Claim is paid in full.
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

     B. Allowance and Treatment of Classified Claims and Interests
          1. Secured Claims (Class 1)
     Allowed Secured Claims, if any, shall receive the following treatment:

Class	Description	Impaired	Treatment

1	Allowed Secured Claims	No	Except to the extent that a Holder of an Allowed Claims Priority Non-Tax Claim agrees to other treatment, each Allowed Priority Non-Tax Claim will be paid in full satisfaction of the Priority Non-Tax Claim from funds available to the Reorganized Debtor on the later of (1) the Effective Date or (2) the fifteenth Business Day after such date that the Claim becomes an Allowed Priority Non-Tax Claim or, in either case, as soon thereafter as is practicable.
          2. Priority Non-Tax Claims (Class 2)
     Section 507(a) of the Bankruptcy Code Priority Non-Tax Claims shall receive the following treatment:

Class	Description	Impaired	Treatment

2	Priority Non-Tax Claims Arising Under 11 U.S.C. § 507 (a) Other Than Tax Claims Arising Under U.S.C. § 507(a)(8).	No	Except to the extent that a Holder of an Allowed Claims Priority Non-Tax Claim agrees to other treatment, each Allowed Priority Non-Tax Claim will be paid in full satisfaction of the Priority Non-Tax Claim from funds available to the Reorganized Debtor on the later of (1) the Effective Date, or (2) the fifteenth Business Day after such date that the Claim becomes an Allowed Priority Non-Tax Claim or, in either case, as soon thereafter as practicable.
          3. General Unsecured Claims (Classes 3A, 3B, 3C, 3D)
     General Unsecured Claims shall receive the following treatment by sub-Class:

Class	Description	Impaired	Treatment

3A	General Unsecured Claims (excluding the TOPrS Claims, and the $176,402,106.56 of Claims represented by the	No	Except as provided below with respect to the Holder of an Allowed General Unsecured Claim pursuant to any settlement, compromise, stipulation or order which provides for different treatment, whether in terms of maturity,
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

Class	Description	Impaired	Treatment
	7.875% Senior Notes due 2009)		amortization, interest rate and/or entitlement to interest (prepetition or postpetition) or otherwise, the Holder of an Allowed Class 3A General Unsecured Claim shall retain their legal, equitable, and contractual rights and shall be paid in full on the later of the Effective Date of the Signature Plan or within fifteen business days of becoming an Allowed Class 3A General Unsecured Claim or, in either case, as soon thereafter as is practicable, with Post Petition Interest at the Post Petition Interest Rate (2.51%).

The Holder of an Allowed General Unsecured Claim pursuant to the Rampino Stipulation, the Enron Stipulation, the BNY Stipulation or any other settlement, compromise, stipulation or order which provides for different treatment shall be paid in accordance with the underlying compromise, settlement, stipulation or order giving rising to the Allowed Claim, and if no payment date is specified on the later of the Effective Date of the Signature Plan or within fifteen business days of becoming an Allowed Class 3A General Unsecured Claim or, in either case, as soon thereafter as is practicable, with Post Petition Interest, unless the Allowed Class 3A General Unsecured Claims has been otherwise capped, at the Post Petition Interest Rate (2.51%).

3B	General Unsecured Claims of the Holders and of the 7.875% Senior Notes $176,402,106.56 (prepetition)	Yes	Class 3B shall have Allowed General Unsecured Claims in the aggregate amount of $176,402,106.56, which amount includes $166,530,000 in principal and $9,872,106.56 in accrued but unpaid interest as of the Petition Date at the applicable rates specified in the Senior Notes Indenture and related documents, as well as other fees and costs associated therewith, and shall not be subject to objection, challenge, deduction, offset, avoidance, setoff, recharacterization, subordination (whether equitable, contractual, or otherwise), counterclaim, cross-claim, defense, or disallowance under applicable law.

The Holders of Allowed Class 3B General Unsecured Claims will be paid their principal in full on the Effective Date.

If Class 3B votes as a class to accept the Signature Plan, which shall operate as binding settlement of the dispute regarding the amount of post petition interest Holders of Allowed Class 3B Claims are entitled to receive, interest claims shall be paid on the Effective Date as follows:

• Pre-petition accrued interest shall be paid in cash at the full contract rate of 7.875%.

• On account of accrued post petition interest, the sum of (i) the Post Petition Interest at the Post Petition Interest Rate and (ii) an additional $1.5 million shared by Class 3B on a pro-rata basis.

In the event Class 3B votes to accept the Plan but the Court makes a determination that the payment of post petition interest on account of Class 3B Claims in excess of the Post Petition Interest Rate renders the Plan un-confirmable,
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

Class	Description	Impaired	Treatment
Class 3B shall be deemed to have rejected the Plan and the Plan can only be confirmed as to Class 3B if the treatment of Class 3B satisfies the cram-down confirmation standards under section 1129(b) of the Bankruptcy Code.

If Class 3B votes as a class to reject the Signature Plan, interest claims shall be paid on the Effective Date as follows:

• Pre-petition accrued interest will be paid in cash at the full contract rate of 7.875%.

• Accrued Post Petition Interest at the Post Petition Interest Rate.

3C	TOPrS Claims $107,422,680.93 (prepetition)	Yes	Class 3C shall have Allowed General Unsecured Claims in the aggregate amount of $107,422,680.93, consisting of: (a) $103,092,784 in the principal amount issued pursuant to the Junior Notes Indenture and related documents and (b) $4,329,896.93 in accrued but unpaid interest as of the Petition Date at the applicable rates specified in the Junior Notes Indenture and related documents, as well as other fees and costs associated therewith, and shall not be subject to objection, challenge, deduction, offset, avoidance, setoff, recharacterization, subordination (whether equitable, contractual, or otherwise), counterclaim, cross-claim, defense, or disallowance under applicable law. The TOPrS would receive the following in settlement of their existing Claims:

•    $45 million in cash to be paid upon the earlier of (i) the Effective Date if, after giving effect to the payment to the TOPrS the Unrestricted Cash of the Reorganized Debtor would equal or exceed $20 million; (ii) within 45 days following the receipt of the Anticipated Tax Refund; (iii) one hundred and twenty days (120) after the Effective Date or (iv) a date determined by the Board of Directors of the Reorganized Debtor. So long as the cash payment has not been made, the Reorganized Debtor shall not use, transfer, convey, encumber or hypothecate the Anticipated Tax Refund.

•    $39 million in new note(s) bearing 9% annual interest, payable quarterly commencing one quarter after the Effective Date and continuing quarterly thereafter, with a final maturity on December 31, 2016, in substantially the form attached as Exhibit 4 to this Plan and to be issued under the New Notes Indenture.

• 21 million shares of Common Stock.
     Nothing contained in this Plan shall be deemed to modify, impair, terminate, or otherwise disturb in any way the provisions of section 510(a) of the Bankruptcy Code or the subordination provisions in any applicable agreement, and all such rights are expressly preserved under this Plan.
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

          4. Class of Equity Interests (Class 4)
     Equity Interest Holders shall receive the following Treatment:

Class	Description	Impaired	Treatment
4	Equity Interests	Yes	Holders of existing Equity Interests in the Debtor will retain their Equity Interests in the Reorganized Debtor in full and final satisfaction of their Equity Interests, subject to dilution for the issuance of securities to the TOPrS Group and the Signature Investors on the Effective Date in connection with the Plan, and the Common Stock which may be issued to the Holders of Allowed Class 5 Claims, if any.
          5. Class or Claims Subordinated Under 11 U.S.C. § 510(b) (Class 5)
     Section 510(b) Claims, if any, shall receive the following treatment:

Class	Description	Impaired	Treatment
5	Section 510(b) Claims	No	The Holders of Allowed Section 510(b) Claims will receive newly-issued interests in the Reorganized Debtor in full and final satisfaction of their Allowed Section 510(b) Claims. The percentage interest of common stock to which such Holders will be entitled shall be based upon the average trading value of the common stock of the shares of the Reorganized Debtor for the thirty days preceding the date on which any Section 510(b) Claims become Allowed Section 510(b) Claims if such allowance occurs after the Effective Date. If the Court determines in a Final Order that the Allowed Class 5 Claim is not subject to subordination under 11 U.S.C. § 510(b), then the Holder of the Allowed Class 5 Claim will receive the same treatment as Holders of Claims in the appropriate Class of Unsecured Claims or Equity Interests.

Certain of the Section 510(b) Claims may be satisfied by insurance coverage.
III.
EXECUTORY CONTRACTS AND UNEXPIRED LEASES
     Effective upon the Effective Date, the Debtor will reject all executory contracts and unexpired leases between the Debtor and any other party that have not previously been rejected, other than the Executive Employment Agreements, certain insurance contracts and those executory contracts and unexpired leases which are listed on the final Schedule of Assumed Agreements to be filed twenty-one (21) days before the Confirmation Hearing Date with the Bankruptcy Court of executory contracts and unexpired leases to be assumed under this Plan on the Effective Date. That schedule
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

will list the amount of the proposed cure payment required by 11 U.S.C. § 365(b)(1). A copy of the schedule and notice of the objection deadline will be served on the contract parties.
     Any party that objects to the assumption of its executory contract or unexpired lease by the Debtor or to the proposed cure payment must file with the Court and serve on interested parties a written objection with supporting evidence that states the basis for the objection. This objection must be filed with the Court and served no later than ten (10) days before the Confirmation Hearing. Any entity that fails to timely file and serve an opposition will be deemed to have waived any and all objections to the proposed assumption or the amount of the proposed cure payment. In the absence of a timely objection by such a party, the Confirmation Order shall constitute a final determination of the amount of the cure payment and that the Reorganized Debtor has shown adequate assurances of its future performance.
     In the event of a dispute regarding the cure payment, adequate assurances, or some other matter related to assumption, the cure payment required by 11 U.S.C. § 365(b)(1) shall not be made until after entry of a Final Order resolving the dispute and approving the assumption. Pending the entry of a Final Order, the executory contract or unexpired lease at issue will be deemed assumed by the Reorganized Debtor unless otherwise ordered by the Court. Upon payment of the cure amount required by 11 U.S.C. § 365(b)(1), any prepetition or postpetition arrearage or other Claim asserted in a Filed proof of Claim or listed in the Schedules shall be deemed satisfied in full and the Claim shall be deemed disallowed, without further order of the Court or action by any party.
     All Allowed Claims arising from the rejection of executory contracts or unexpired leases will be treated as Class 3A General Unsecured Claims, and a proof of claim must be filed with the Bankruptcy Court and served on the Reorganized Debtor within thirty days of the Effective Date of this Plan or be forever barred and unenforceable against the Debtor, the Reorganized Debtor, or their property.
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

IV.
MEANS OF EFFECTUATING THE SIGNATURE PLAN
     A. Merger
     On the Effective Date, and effective contemporaneously with the occurrence of the Effective Date, FGCC will first be merged into the Debtor or the Reorganized Debtor (as applicable), and then FRC will be merged into the Debtor or the Reorganized Debtor (as applicable), with the resulting merged entity surviving as the Reorganized Debtor (the “Merger”). The Reorganized Debtor will thereafter continue to operate its business in the ordinary course without the supervision or oversight of the Bankruptcy Court.
     As a result of the Merger, the assets of the Debtor, FGCC and FRC will become assets of the Reorganized Debtor and any existing liabilities of FGCC and FRC that are unsatisfied as of the date of the Merger, any guarantees by FGCC or FRC of any obligations of the Debtor and any joint and several liabilities of the Debtor, FGCC and/or FRC will become obligations of the Reorganized Debtor. The liabilities of FGCC and FRC constitute Post-Effective Date Merger Claims that will satisfied by the Reorganized Debtor in the ordinary course of business in accordance with applicable non-bankruptcy law; those liabilities are not classified or treated as Claims under this Plan. The equity securities of FGCC and FRC will also be cancelled and all Intercompany Claims between the Debtor, FGCC and FRC will be eliminated.
     The decisions of the Reorganized Debtor, including the timing and amounts of distributions to creditors, will be made by an external manager and a single Board of Directors.
     The Signature Investors will invest $10 million in cash on the Effective Date, and receive for this investment 12,500,000 shares of Common Stock at $.80 per share.
     In addition, the Signature Investors will pay up to an aggregate of $300,000 to acquire Warrants to purchase 15 million shares of Common Stock at an exercise price of $1.03 per share. The Warrants will vest as to 20% on the Effective Date, and 20% in annual installments thereafter until the Warrants are fully vested on the fourth anniversary of the Effective Date. Assuming the Warrants are exercised for cash, the Warrants represent an additional potential future equity infusion to the Reorganized Debtor of $15.75 million, including an aggregate purchase price of $300,000 and an
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-PLAN PROPONENT, DATED JUNE 8, 2010

aggregate exercise price of $15,450,000 paid for the Warrants. The purchase price shall be payable by the Signature Investors as the Warrant shares vest, with $60,000 payable on the Effective Date and $60,000 payable on each subsequent vesting installment.
     B. Postconfirmation Business Operations of the Reorganized Debtor
          1. Post-Confirmation Business Plan for the Reorganized Debtor
     The Reorganized Debtor shall utilize the asset base of the current Fremont estate in all commercially reasonable ways for the creation of a broad based, high growth, and solidly profitable licensed commercial finance platform oriented toward originating special situations financing in what is commonly referred to as the “middle market.” For purposes of this Plan, the term “middle market” refers to corporate entities which generate annual gross sales in the range of $10 million to $500 million.
     The Reorganized Debtor’s proposed management team (including its board Chairman) shall be made up of a highly experienced and seasoned group of financial professionals who have operated very successfully within this market segment for decades. The assets underlying the portfolio in this Plan are not securities; they are loans sourced through the Signature team’s proprietary network, individually structured based on the unique circumstances of the individual situation, subjected to appropriate due diligence and documented through the collective efforts of the Signature team, drawing on the significant breadth of experience of Signature and its team.
     The Reorganized Debtor’s proposed management team shall use commercially reasonable efforts to leverage its expertise in this market by reformulating Fremont General into a well-capitalized and profitable finance company serving this large and attractive market in the following areas:
•	Commercial Finance — Financings collateralized by assets typically for businesses in transition. The loans are expected to cover a broad cross section of industries, including without limitation, industrial, retail, franchise food, leasing and transportation, media and entertainment

•	Portfolio Acquisitions — Opportunistic purchases of senior secured bank loans either as a whole portfolio or as “carved out” from large bank owned portfolios at meaningful
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

discounts to face value. Frequently, acquired portfolios may be focused on specialized industries such as technology, retail, media, restaurants, casino, hospitality, healthcare, agriculture and lead to further opportunities over the long term, particularly when they come with talented management.

•	Individual Loan Purchases — The Reorganized Debtor shall continue to be actively involved in purchasing sub performing and distressed loans from financial institutions. As an example, Signature recently acquired the debt of the largest domestic operator of auto racing schools from a top 5 financial institution. Although the business is very sensitive to, and, therefore, reeling from the current economic environment, management has aggressively reduced its cost base and shareholders have supported it through additional capital injections. Signature is currently negotiating with management regarding the terms for extending one of the facilities which would otherwise mature in December.

•	Equity Investments — In the right circumstances, the Reorganized Debtor may acquire controlling interests in operating companies, including through purchasing senior debt of companies to be later converted into equity, or through outright purchases of controlling equity interests.

•	Distressed Situations — The Company will also pursue opportunistic corporate financings for asset-rich companies requiring near-term liquidity including, without limitation, bridge loans, transition financing, debtor-in-possession loans (“DIPs”), senior secured bank debt, bonds in liquidation and trade claims in anticipation of a recapitalization or other clearly defined event. By way of example, Signature recently provided a structured lending solution for the Fatburger franchisor that included both DIP financing to subsidiaries reorganizing in Chapter 11 and traditional financing to the parent franchisor who does not anticipate a bankruptcy filing.

•	Specialty Lending Niches — The Reorganized Debtor may identify specific market niches (technology, retail, media, restaurants, casino, hospitality, healthcare, agriculture) that are underserved and present excellent risk/reward business
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

opportunities. These may be identified as a result of portfolio acquisitions (see above) or through other activities the Reorganized Debtor. The Reorganized Debtor anticipates that it will be contacted by management teams seeking a new platform to put their expertise to work.

•	Good Bank/Bad Bank Transactions — As widely reported, many community banks face significant capital constraints, high ratios of criticized assets, and doubts regarding their future viability. Signature believes there are opportunities for structured transactions where Signature buys their criticized assets enabling them to raise new capital or complete a merger that would not otherwise be feasible due to regulatory and other issues. This line has similar metrics as its other lines that acquire sub-performing and distressed loans with the added incentive that the purchaser may be able to augment its return with a significant equity kicker. Although the Reorganized Debtor may acquire a significant ownership position or even 100% ownership as a result of such a transaction, there may be significant regulatory impediments and such transactions are not central to the Reorganized Debtor’s plan.

•	Senior Stretch and Tranche B — The Reorganized Debtor may pursue opportunities to acquire or originate senior secured “stretch” loans and Tranche B loans that are junior secured loans subject to an intercreditor agreement. These loans go beyond normal senior lending guidelines but present significant risk/reward opportunities.
     The Reorganized Debtor’s business plan will build upon the existing platform established by Signature. In conjunction with assuming managerial responsibility for the Reorganized Debtor, the Reorganized Debtor shall seek to wind down all of its existing activities or fold them into the Reorganized Debtor as appropriate while pursuing the long-term strategy to utilize the assets of the Reorganized Debtor to expand Signature’s existing special situation lending platform and expand the business to grow a significant portfolio of income generating assets.
     The Reorganized Debtor may utilize the Fremont NOL carry forwards to the fullest extent allowed under applicable law to generate significant after-tax returns to the Reorganized Debtor’s shareholders.
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

     C. Management Agreement with Signature Capital Advisers, LLC
     The Reorganized Debtor’s activities will be managed by SCA acting as an external investment advisor. On the Effective Date, the Reorganized Debtor’s Board of Directors will enter into a temporary management contract with SCA, pursuant to which SCA’s senior management team will provide day to day interim management services to the Company consistent with the post-confirmation business plan for the Reorganized Debtor, as outlined herein, and to oversee the wind-down of the business affairs of the Debtor, FRCC, and FRC while a more complete management agreement is negotiated between the Board and the newly formed entity, SCA. Such temporary management contract will terminate upon execution of the Management Agreement, which is anticipated to occur within 45 days of the Effective Date.
     The “Management Agreement” for the Reorganized Debtor for the calendar year 2010 will be based upon a commercially standard business plan, consistent with the Signature Plan. It will be prepared and submitted by SCA, to the Board of Directors for approval within twenty (20) days of the Effective Date. The form of the proposed Management Agreement, which SCA anticipates will be submitted to the Board of Directors for approval, is attached as Exhibit 3 to the Signature Plan and has been the subject of arms length negotiations between Signature and a steering committee.
     Following the entry into the Management Agreement, SCA shall register with the U.S. Securities and Exchange Commission as an investment adviser pursuant to the Investment Advisers Act of 1940 (the “Advisers Act”) if deemed necessary and appropriate by SCA. Subject to the supervision of the Reorganized Debtor’s Board of Directors, SCA shall then manage the company’s day-to-day operations (other than the wind-down of legacy assets) and provide investment advisory services pursuant to the Management Agreement. If any of the Remaining Executives elect to continue with the Reorganized Debtor, they will continue to manage the legacy assets of the Debtor through the end of their contract.
     Under the terms of the proposed Management Agreement, SCA shall:
•	identify, evaluate and negotiate the structure of the investments made by the Reorganized Debtor;

•	determine the investments and other assets that the Reorganized Debtor will purchase,
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

retain, or sell;

•	determine the composition of the portfolio of the Reorganized Debtor, the nature and timing of the changes therein and the manner of implementing such changes;

•	close and monitor the Reorganized Debtor’s investments;

•	manage, service, administer, and collect payments related to the Reorganized Debtor’s investments;

•	negotiate, restructure, settle and/or compromise any loan or other debt obligations related to the investment portfolio;

•	oversee with the executives a limited staff of FRC employees who will be employed directly by the Reorganized Debtor to continue with the orderly wind-down of the Debtor and FRC’s legacy business activities;

•	engage, interact and supervise in coordination with the executives any financial advisors, legal counsel, accountants, or other outside consultants engaged by the Reorganized Debtor to continue with the orderly wind-down of the Debtor and FRC’s legacy business activities;

•	engage, interact and supervise in coordination with the executives any financial advisors, legal counsel, accountants, or other outside consultants engaged by the Reorganized Debtor to facilitate the Reorganized Debtor’s return to compliance with the SEC and any other governmental agencies;

•	file, continue, amend and modify in coordination with the executives any financing statements, Uniform Commercial Code filings, mortgages, deeds, title policies, etc. related to any liens or collateral associated with any loan or other debt obligations related to the investment portfolio; and

•	provide the Reorganized Debtor with such other investment advisory, research and related services as the Reorganized Debtor may, from time to time, reasonably require for the investment of its funds.
     The compensation arrangements set forth in the Management Agreement shall be renewable annually based on such terms as the Manager and the independent members of the Board of Directors
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

shall agree. Under the Management Agreement, the Reorganized Debtor will pay SCA a fee for its services pursuant to the Management Agreement. The Management Agreement and its fee structure were established by arm’s-length negotiation between Signature and a Steering Committee consisting of James McIntyre and Seth Hamot, neither of whom holds any direct or indirect economic interest in Signature or SCA. The management fee during the initial term shall be based upon an expense budget setting forth projected, commercially reasonable operating expenses to be incurred by SCA in its management of the Reorganized Debtor. The framework established by the Steering Committee also provides that annual salaries for each of Messrs. Noell, Grossman, Donatelli and Ross shall be limited to $150,000 per year for services provided to the Reorganized Debtor under the Management Agreement. The Management Agreement and the proposed budget shall be subject to review and approval by the entire Board of Directors within 120 days after the Effective Date.
     Under the Management Agreement and pursuant to the established budget, SCA is solely responsible for: (i) compensating SCA’s investment professionals and their respective staffs (and pursuant to agreed upon limits on the compensation of Messrs. Noell, Grossman, Donatelli and Ross), when and to the extent engaged in providing investment advisory and management services to the Reorganized Debtor, and (ii) the compensation and routine overhead expenses of such personnel allocable to such services. Notwithstanding the above, the Reorganized Debtor’s Board of Directors in its sole discretion may award an annual bonus to SCA above and beyond the budget based upon performance.
     The Management Agreement will have an initial term through December 31, 2010 and will renew automatically thereafter for annual periods subject to the vote of the Reorganized Debtor’s board of directors or shareholders.
     D. The SCA Team and the Reorganized Debtor’s Management Team
     The SCA team will be led by Craig Noell, Kyle Ross, Thomas Donatelli and Kenneth Grossman.
     In addition to the SCA team, the Reorganized Debtor shall seek out accomplished commercial finance industry executives based in Atlanta, Los Angeles, and New York to participate in the management of the Reorganized Debtor in accordance with the terms and structure of this Plan.
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

     Signature has requested that the Remaining Executives enter into new arrangements with the Reorganized Debtor providing for their continued employment through the expiration of their contracts in November 2010 or under other mutually agreeable arrangements while a transition plan is implemented. No agreement has been reached with these executives, nor can there be any assurance that any such an agreement will be reached.
     E. The Reorganized Debtor’s Board of Directors
     The Reorganized Debtor would have a Board of Directors consisting of nine directors including Craig Noell and Kenneth Grossman of SCA, and the following directors expected to satisfy the independence requirements of the New York Stock Exchange: John Nickoll, Robert Schwab, John Koral, Norman Matthews, Richard A. Rubin, and two directors nominated by the TOPrS Group (which shall be mutually acceptable to Signature, the TOPrS Group and James McIntyre). The TOPrS Group has informed Signature that it expects to recommend Michael Blitzer and another TOPrS holder as independent directors.
     F. Reporting Requirements
     While it implements its initial investment strategy, the Reorganized Debtor will remain a public company with Equity Interests trading on national securities exchange. The Reorganized Debtor will seek an accommodation from the SEC of filing and past due reporting requirements, if feasible, commencing with a comprehensive Form 10K in the first quarter in which this Plan goes effective, which is anticipated to be the first or second quarter of 2010. In the event that the Reorganized Debtor is unable to obtain the requested accommodation or if there are other impediments, the Reorganized Debtor will become current in its SEC reporting requirements post emergence.
     G. Amendment of Corporate Governance Documents to Authorize Certain Transactions
     Under the Signature Plan, the Reorganized Debtor and its affiliates shall amend and restate certain of their corporate governance documents, including its articles of incorporation and bylaws in substantially the form attached as Exhibit 5 and Exhibit 6, respectively, to this Plan, to the extent necessary to, among other things authorize: (1) the restructuring transactions contemplated by the
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

Signature Plan, including but not limited to the issuance of Common Stock and Warrants to be issued under the Signature Plan, (2) implementation of a “Leucadia Provision” (as discussed in detail below), and (3) the following actions to be taken in the discretion of the Reorganized Debtor’s board of directors within eighteen months of the Effective Date: a corporate name change, a new Committee on Uniform Securities Identification Procedures (CUSIP) number, an exchange of certificates representing common stock of the Debtor par value $1.00 per share for certificates (for the same number of shares) representing Common Stock of the Reorganized Debtor par value $0.01 per share (to the extent shares are certificated), a reincorporation to Delaware or another state (provided that the Reorganized Debtor’s Board of Directors, after receiving advice from legal and financial advisors, believes that the advantages of such a reincorporation outweigh the disadvantages).
     H. Transfer Restrictions: the “Leucadia Provision”
     The Reorganized Debtor, at the option of its Board of Directors, may implement a “Leucadia Provision” to restrict certain transfers of the common stock or other equity of the Reorganized Debtor in order to avoid adverse federal income tax consequences caused by certain subsequent ownership changes (as defined in section 382 of the Internal Revenue Code of the Tax Code, as described in more detail below).
     The Leucadia Provision shall restrict transfers on certain shares of the common stock with the following material terms:
•	no Person may acquire or accumulate five percent or more (as determined under tax law principles governing the application of Section 382 of the Tax Code) of the common stock or other equity of the Reorganized Debtor (together, “the Securities”); and

•	no Person owning directly or indirectly (as determined under such tax law principles) on the Effective Date, after giving effect to this Plan, or after any subsequent issuances of securities pursuant to transactions contemplated by this Plan, five percent or more (as determined under such tax law principles) of the Securities, may acquire additional shares of that common stock or other equity of the Reorganized Debtor, subject to certain exceptions, and
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

•	no person holding 5% or more of the total fair market value of the Securities may transfer, or agree to transfer, Securities.
     The restrictions on transfer will not apply to certain transactions approved by the board of directors of the Reorganized Debtor.
     The express intent of the Leucadia Provision is to reduce the risk that any change in the ownership of the Reorganized Debtor’s common stock may jeopardize the preservation of federal income tax attributes of the Reorganized Debtor for purposes of sections 382 and 383 of the Tax Code.
     Each certificate representing shares of the Reorganized Debtor’s common stock shall bear a legend in substantially the following form:
     “The shares of Reorganized Debtor’s common stock represented by this certificate are issued pursuant to this Plan of Reorganization for the Reorganized Debtor, as confirmed by the United States Bankruptcy Court for the Central District of California. The transfer of securities represented hereby is subject to restriction pursuant to the Bylaws of the Reorganized Debtor. The Reorganized Debtor will furnish a copy of its Bylaws to the holder of record of this certificate without charge upon written request addressed to the Reorganized Debtor at its principal place of business.”
     I. Certain Insurance Policy Matters
     Westchester Surplus Lines Insurance Company (“WSLIC”) and Pacific Employers Insurance Company (“PEIC”) are members of the ACE Group of companies. WSLIC issued pre-petition to the Debtor a claims made directors and officers excess liability insurance policy for claims made against the insured for wrongful acts occurring between January 1, 2008 and December 31, 2014 (the “WSLIC Policy”). PEIC issued pre-petition to the Debtor high deductible workers compensation occurrence policies for the calendar years 2000, 2001 and 2002 (the “PEIC Policies”). The WSLIC Policy and the PEIC Policies are collectively referred to hereinafter as the “ACE Policies.” Unless rejected pursuant to the Plan, in which case Claims will be treated solely as set forth in the Plan, nothing in the Disclosure Statement, the Plan, the Confirmation Order, any exhibit to this Plan or any other Plan document (together the “Plan Documents”) (including any provision that purports to be preemptory or supervening), shall in any way operate to, or have the effect of, impairing in any
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO
-PLAN PROPONENT, DATED JUNE 8, 2010

respect the legal, equitable or contractual rights and defenses, if any, of the insured or insurer with respect to the ACE Policies or any prepetition agreement with the Debtor related to any of the ACE Policies (the “ACE Policies and Related Agreements”). Unless rejected pursuant to the Plan, in which case the terms of the Plan shall govern, the rights and obligations of the insured and insurer shall be determined under the ACE Policies and Related Agreements and under applicable non-bankruptcy law. Any assumption of the Plan Documents of the ACE Policies and Related Agreements will not enlarge the prepetition rights of the insured or insurers thereunder.
     J. Repurchase Claims Reserves
     On the Effective Date of the Signature Plan, Signature will establish a balance sheet cash reserve of $15,000,000 reflecting its best estimate of the likely liability for Repurchase Claims payable over time. (This reserve is in addition to Signature’s assumption that the Debtor will utilize $20 million in cash to pay known Repurchase Claims on or before the Effective Date and reduce corresponding liabilities in the same amount.) After the Effective Date of the Signature Plan, the Reorganized Debtor’s Board of Directors may determine to increase or decrease the amount reserved for the satisfaction of Repurchase Claims (the Signature Plan proposes periodic adjustments after the Effective Date that maintain a reserve equal to or greater than anticipated claims payments for the following 12 months), subject to any applicable Court order governing the reserves. Upon obtaining a line of credit after the Effective Date of the Signature Plan, the Reorganized Debtor’s Board of Directors may determine that a cash reserve may not be in the best interest of the company and may, alternatively, elect to establish a reserve under the line of credit to satisfy the potential liability for Repurchase Claims.
     K. Retention of Jurisdiction
     The Bankruptcy Court will retain jurisdiction of all matters arising in or related to this Plan to the fullest extent provided by law until this Plan is fully consummated, including, without limitations:
1.	The adjudication of the validity, scope, classification, allowance, and disallowance of any Claim;

2.	The estimation of any Claim;

3.	The allowance or disallowance of Professional Fee Claims, compensation, or other
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

Administrative Claims;

4.	To hear and determine Claims concerning taxes pursuant to sections 346, 505, 525, and 1146 of the Bankruptcy Code;

5.	To hear and determine any action or proceeding brought under section 108, 510, 543, 544, 545, 547, 548, 549, 550, 551, and 553 of the Bankruptcy Code;

6.	To hear and determine all actions and proceedings relating to pre-confirmation matters;

7.	To hear and determine any issue relating to the assumption or rejection of executory contracts and unexpired leases;

8.	To hear and determine any modification to this Plan in accordance with the Bankruptcy Rules and the Bankruptcy Code;

9.	To enforce and interpret terms of this Plan;

10.	To correct any defects, cure any omissions, or reconcile any inconsistency in this Plan or the Confirmation Order as may be necessary to carry out the purpose and intent of this Plan;

11.	To hear and determine such matters and make such orders as are consistent with this Plan as may be necessary to carry out the provisions thereof and to adjudicate any disputes arising under or related to any order entered by the Court in this Case; and

12.	The entry of an order concluding and terminating this Case.
     L. Cancellation and Treatment of Senior Notes and Junior Notes
     On the Effective Date, all Senior Notes and the Senior Notes Indenture shall be deemed automatically canceled and discharged on the Effective Date, and (ii) the obligations of the Debtor (and Reorganized Debtor) under any agreements, indentures, or certificates of designation governing the Senior Notes, shall be discharged in each case without further act or action under any applicable agreement, law, regulation, order, or rule and without any action on the part of the Court or any Person; provided, however, that the Senior Notes and the Senior Notes Indenture shall continue in effect solely for the purposes of (i) allowing the Holders of the Senior Notes to receive their Distributions hereunder, (ii) allowing the Indenture Trustee for the Senior Notes to make the Distributions, if any, to be made on account of the Senior Notes, (iii) permitting the Indenture Trustee
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

for the Senior Notes to assert its Indenture Trustee Charging Lien against such Distributions for payment of its Indenture Trustee Fees, and (iv) allowing the Indenture trustee for the Senior Notes to enforce the subordination provisions contained in the Subordinated Debenture.
     On the Effective Date, except as otherwise provided for herein, (i) the Junior Notes, the Junior Notes Indenture and TOPrS shall be deemed extinguished, cancelled and of no further force or effect, and (ii) the obligations of the Indenture Trustee and the Debtor (and Reorganized Debtor) under any agreements, indentures, or certificates of designation governing the Junior Notes and TOPrS, shall be discharged in each case without further act or action under any applicable agreement, law, regulation, order, or rule and without any action on the part of the Bankruptcy Court or any Person; provided, however, that the Junior Notes, TOPrS and Junior Notes Indenture shall continue in effect to the extent necessary to permit the Indenture Trustee for the Junior Notes to (i) maintain or assert any rights or Charging Lien it may have on distributions pursuant to the Plan, (ii) permit the Indenture Trustee for the Junior Notes to exercise its rights and obligations relating to the interests of the TOPrS or applicable Holders pursuant to the Junior Notes Indenture, (iii) allow the Indenture Trustee for the Junior Notes to make distributions pursuant to the Plan, (iv) permit the Indenture Trustee for the Junior Notes to assert any rights to indemnity pursuant to the indenture, which indemnification obligations of the Reorganized Debtor shall survive; (v) permit the Indenture Trustee for the Junior Notes to perform such other functions as provided under the Junior Notes Indenture, (vi) implement the terms of the plan, and (vii) appear in the Case.
     Subsequent to the performance by the Indenture Trustee for the Junior Notes, the FGFI Trust trustees or their agents of any duties that are required under the Plan, the Confirmation Order and/or under the terms of the Indenture, the Indenture Trustee, the trustees and its agents shall be relieved of, and released from, all obligations associated with the TOPrS, the Junior Notes or under other applicable trust agreements or law and the Indenture shall be deemed to be discharged and released.
     Upon receipt and distribution of the cash and equity to the Holders of the TOPrS and issuance and receipt of the New Note and execution of the New Note Indenture as provided under the Plan and after payment of the Indenture Trustee Fees, the Fremont General Financing Declaration of Trust shall be deemed terminated and dissolved and, if necessary or desirable, the Reorganized Debtor or Junior
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

Note Indenture Trustee may file a certificate of cancellation with the Secretary of State of Delaware, and upon such termination and dissolution, the Preferred Securities Guarantee shall be deemed terminated.
V.
CLAIMS
     A. Maintenance of Post-Confirmation Claims Register
     In order to reduce the administrative burdens on the Bankruptcy Court and to improve the efficiency of the remaining claims allowance process, the Reorganized Debtor shall be entitled to retain a third party, including, without limitation, Kurtzman Carson Consultants LLC, to maintain the official claims register for this Case (the “Post-Confirmation Claims Register”).
     The Post-Confirmation Claims Register shall be based, in the first instance, upon an updated claims database (the “Register Update”) that shall be filed by the Debtor at least twenty-one (21) days prior to the Confirmation Hearing. Objections by any party in interest to the form or substance of the Register Update may be considered as part of the Confirmation Hearing. On the Effective Date, the Register Update shall be deemed to amend and supersede the Bankruptcy Court’s official register, and may thereafter be relied upon by the Reorganized Debtor and any retained third party as the official Post-Confirmation Claims Register. Following the Effective Date, copies of the current Post-Confirmation Claims Register may be obtained by any party in interest upon written request to the Reorganized Debtor.
     Prior to the Effective Date, the Debtor may file a further updated Post-Confirmation Claims Register that includes updates based upon events in the claims allowance process since the filing of the initial Post-Confirmation Claims Register.
     B. Claim Objections
     The Reorganized Debtor or any other party in interest shall file objections to Claims or Equity Interests within 180 days of the Effective Date. The Reorganized Debtor may obtain an extension of this date by filing a motion in the Bankruptcy Court, based upon a showing of “cause.” Once a Claim or Equity Interest becomes an Allowed Claim or Equity Interest, it will receive the treatment afforded by this Plan.
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

VI.
SECURITIES RELATED MATTERS
     A. Issuance of Securities
     Except as set forth below, common stock to be issued to Holders of Allowed Claims, if any, will be issued without registration under the Securities Act or any similar federal, state or local law in reliance upon the exemptions set forth in section 1145 of the Bankruptcy Code.
     Common Stock and Warrants to be issued in connection with the equity investment by the Signature Investors, as well the common stock to be issued upon the exercise of such Warrants, will be issued without registration under the Securities Act or any similar state or local law in reliance upon the exemption set forth in section 4(2) of the Securities Act and the rules set forth in Regulation D promulgated thereunder. In that regard, the Signature Investors intend to make customary representations to the Reorganized Debtor, including that it is an “accredited investor” as defined under Rule 501 of Regulation D.
     B. Registration Rights
     The Reorganized Debtor shall be responsible for providing mandatory registration rights to the Signature Investors in order to accommodate the resale of common stock and Warrants sold in reliance upon the section 4(2) exemption of the Securities Act. Accordingly, on or about the Effective Date, the Reorganized Debtor will execute and deliver a Registration Rights Agreement in substantially the form attached as Exhibit 1 to this Plan.
     The Reorganized Debtor will have twelve (12) months to affect resale registration. The Registration Rights Agreement will include customary terms and conditions associated with mandatory registration provisions. The Reorganized Debtor will be responsible for all registration expenses, excluding selling expenses. To the extent that it is currently delinquent in its reporting obligations under the Securities Exchange Act of 1934, the Reorganized Debtor will use its reasonable efforts to obtain a waiver and/or become compliant with such reporting obligations.
     Consistent with the closing conditions for this Plan to go effective, the Reorganized Debtor will execute and deliver the Registration Rights Agreement.
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

     C. Security Certificates
     Certificates evidencing shares of preferred stock and warrants received by (i) Holders of securities issued in reliance upon the exemption set forth in section 4(2) of the Securities Act, (ii) holders of five percent or more of the outstanding common stock or (iii) by holders that request legended certificates and who certify that they may be deemed to be underwriters within the meaning of section 1145 of the Bankruptcy Code, will bear a legend substantially in the form below:
THE SECURITIES EVIDENCED BY THIS CERTIFICATE AND, IF APPLICABLE, THE COMMON STOCK UNDERLYING SUCH SECURITIES, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.
     Any person that would receive legended securities as provided above may instead receive certificates evidencing securities without such legend if, prior to the Effective Date, such person or entity delivers to the Debtor (a) an opinion of counsel reasonably satisfactory to the Debtor to the effect that the shares to be received by such person or entity (or the common stock underlying such shares) may be sold without registration under the Securities Act and (b) a certification that such person or entity is not an “underwriter” within the meaning of section 1145 of the Bankruptcy Code.
     Any holder of a certificate evidencing shares of the Reorganized Debtor bearing such legend may present such certificate to the transfer agent for exchange for one or more new certificates not bearing such legend or for transfer to a new holder without such legend at such times as (a) such shares are sold pursuant to an effective registration statement under the Securities Act or (b) such holder delivers to the Reorganized Debtor an opinion of counsel reasonably satisfactory to the Reorganized Debtor to the effect that such shares are no longer subject to the restrictions pursuant to
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

an exemption under the Securities Act and such shares may be sold without registration under the Securities Act, in which event the certificate issued to the transferee will not bear such legend.
     D. Investment Company Act Status
     The Reorganized Debtor expects that SCA will register as an investment adviser under the Advisers Act, but that the Reorganized Debtor will not be required to register under the 1940 Act.
     The Reorganized Debtor intends to structure and operate its business and its investments in such a way that it will not be deemed an “investment company” under the 1940 Act. The Reorganized Debtor intends to operate as a commercial lender engaged in various financing activities as discussed herein, and will not be primarily in the business of investing, reinvesting or trading in securities. However as of the Effective Date of this Plan, the Reorganized Debtor is projected to own: i) assets that could be deemed “investment securities” as defined in Section 3(a)(1)(C) of the Company Act, that might exceed 40 percent of its total assets, less government securities, investments in majority-owned subsidiaries, cash and cash items, and consequently could be considered an investment company under that section. In such instance, the Reorganized Debtor will seek to register with the SEC as an investment company unless it can rely on an exception or exemption from the 1940 Act, or obtain an order from the SEC allowing it to operate under the terms of the order without registering. For up to a year from the Effective Date of this Plan, the Reorganized Debtor intends to rely upon the provisions of Rule 3a-2 of the 1940 Act, which provides a one-year period in which it may operate without being subject to registration and regulation as an investment company.
VII.
DISBURSEMENTS
     A. Manner of Distribution
     At the option of the Reorganized Debtor, monetary distributions may be made in Cash, by wire transfer, or by a check drawn on a domestic bank. Distributions on account of holders of Allowed Class 3B Claims and Allowed Class 3C Claims shall be made to (a) the applicable Indenture Trustee or (b) with the prior written consent of the applicable Indenture Trustee, through the facilities of DTC. If a distribution is made to the applicable Indenture Trustee, the applicable Indenture Trustee, in its capacity as disbursing agent, shall administer the distributions in accordance with the
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

Plan and the Senior Notes Indenture or Junior Notes Indenture, as applicable, and be compensated as described below; provided, however, that nothing herein shall be deemed to impair, waive or extinguish any rights of the Indenture Trustee with respect to the Charging Lien.
     The applicable Indenture Trustee acting as disbursing agent shall only be required to act and make distributions in accordance with the terms of the Plan and shall have no (A) liability for actions taken in accordance with the Plan or in reliance upon information provided to it in accordance with the Plan or (B) obligation or liability for distributions under the Plan to any party who does not hold a Claim against the Debtor as of the Distribution Record Date or who does not otherwise comply with the terms of the Plan.
     Each Indenture Trustee acting as disbursing agent by providing services related to distributions under the Plan will receive from the Reorganized Debtor, without further approval of the Court, reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services. These payments will be made by the Reorganized Debtor and will not be deducted from distributions to be made pursuant to the Plan to Holders of Allowed Class 3B Claims and Allowed Class 3C Claims receiving distributions from the Indenture Trustee as disbursing agent. All payments to Holders of Allowed Class 3B Claims and Allowed Class 3C Claims shall only be made to such Holders after the surrender by each such Holder of the Senior Notes or Junior Notes certificates representing such Class 3B or Class 3C Claim, or in the event that such certificates are lost, stolen, mutilated or destroyed, upon the Holder’s compliance with the requirements set forth in Section IV.L hereof, or if such Senior Notes or Junior Notes are held electronically, ownership of such Claims is surrendered in a manner acceptable to the applicable Indenture Trustee. As soon as practicable after surrender of certificates evidencing Allowed Class 3B and Allowed Class 3C Claims, the applicable Indenture Trustee shall distribute to each Holder thereof such Holder’s pro rata share of the Distribution, subject to the rights of the Indenture Trustee to assert a Charging Lien against such distribution.
     Notwithstanding any provision contained in this Plan to the contrary, the distribution provisions contained in the Senior Notes Indenture and the Junior Notes Indenture shall continue in effect to the extent necessary to authorize the applicable Indenture Trustee to receive and distribute to
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

the Holders of Allowed Class 3B Claims and Allowed Class 3C Claims Distributions pursuant to this Plan and shall terminate upon completion of all such Distributions.
     Any Distribution required to be made to satisfy Priority Tax Claims or Administrative Tax Claims shall include interest at the applicable rate pursuant to Section 511 of the Bankruptcy Code calculated as of the actual date of Distribution.
     B. Undeliverable Distributions
     If a Distribution is returned to the Disbursing Agent as undeliverable, then such Distribution amount shall be deemed to be “Unclaimed Property.” Nothing contained in this Plan shall require the Disbursing Agent, or anyone else, to attempt to locate such Person. The Unclaimed Property shall be set aside and (in the case of Cash) held in a segregated interest-bearing account to be maintained by the Disbursing Agent. If such Person presents itself within one (1) year following the Effective Date, the Unclaimed Property distributable to such Person, together with any interest or dividends earned thereon, shall be paid or distributed to such Person. If such Person does not present itself within one (1) year following the Effective Date, any such Unclaimed Property and accrued interest or dividends earned thereon shall become the property of the Reorganized Debtor for use under this Plan, if required, then to the Reorganized Debtor.
     C. Rounding of Payments
     Whenever payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding down of such fraction to the nearest whole cent. To the extent Cash remains undistributed as a result of the rounding of such fraction to the nearest whole cent, such Cash shall be treated as “Unclaimed Property” and shall be dealt with in as described above.
     D. Compliance with Tax Requirements
     The Disbursing Agent shall comply with all withholding and reporting requirements imposed by federal, state, or local taxing authorities in connection with making Distributions pursuant to this Plan.
     In connection with each Distribution with respect to which the filing of an information return (such as an Internal Revenue Service Form 1099 or 1042) or withholding is required, the Disbursing Agent shall file such information return with the Internal Revenue Service and provide any required
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

statements in connection therewith to the recipients of such Distribution, or effect any such withholding and deposit all moneys so withheld to the extent required by law. With respect to any Person from whom a tax identification number, certified tax identification number, or other tax information required by law to avoid withholding has not been received by the Disbursing Agent, then the Disbursing Agent may, at its sole option, withhold the amount required and distribute the balance to such Person or decline to make such Distribution until the information is received.
     E. Distribution of Unclaimed Property
     If a distribution is returned to the Disbursing Agent as undeliverable, then such distribution amount shall be deemed to be “Unclaimed Property.” Nothing contained in this Plan shall require the Disbursing Agent, or anyone else, to attempt to locate such Person. The Unclaimed Property shall be set aside and (in the case of Cash) held in a segregated interest-bearing account to be maintained by the Disbursing Agent. If such Person presents itself within one (1) year following the Effective Date, the Unclaimed Property distributable to such Person, together with any interest or dividends earned thereon, shall be paid or distributed to such Person. If such Person does not present itself within one (1) year following the Effective Date, any such Unclaimed Property and accrued interest or dividends earned thereon shall become the property of the Reorganized Debtor for use under this Plan, if required, then to the Reorganized Debtor.
     F. No De Minimis Distributions
     If any single distribution required by this Plan would be for an amount of $25.00 or less, then the Disbursing Agent shall not be required to process the distribution and may, at its option, either add the distribution to the next distribution if the collective amount would be greater than $25.00 or may treat the distribution as Unclaimed Property.
     G. Setoff
     Any Claims of any nature which the Debtor or the Estate may have against the Holder of a Claim may be, but are not required to be, set off against any Claim and the Distribution to be made pursuant to this Plan in respect of such Claim. Neither the failure by the Disbursing Agent or any other Person to affect such a setoff nor the allowance of any Claim shall constitute a waiver or a release of any claim which any or all of the foregoing may have against the Holder of a Claim.
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

     Except as otherwise provided in this Plan, all Causes of Action are retained and preserved pursuant to section 1123(b) of the Bankruptcy Code including, without limitation, the pending or contemplated Causes of Action identified on Exhibit 1 to the Disclosure Statement, a revised, amended and modified version of which may be submitted prior to the ten (10) days prior to the Confirmation Hearing. From and after the Effective Date, all Causes of Action will be prosecuted or settled by the Reorganized Debtor. To the extent any Cause of Action is already pending on the Effective Date, the Reorganized Debtor as successor to the Debtor will continue the prosecution of such Cause of Action In addition, and without limiting the generality of Section of this Plan, from and after the Effective Date (as a result of the Merger), the Reorganized Debtor is the successor-in-interest to any and all interests of FGCC or FRC in any and all claims rights, and causes of action which have been or could have been commenced by FGCC or FRC immediately prior to the Effective Date. Notwithstanding the foregoing, nothing herein shall be deemed to require the Reorganized Debtor to prosecute any Cause of Action.
     H. Distribution Record Date
     At the close of business on the Distribution Record Date, the claims registers for all Claims and the transfer ledgers for the Senior Notes shall be closed, and there shall be no further changes in the record holders of such Claims or such Senior Notes. Except as provided herein, the Reorganized Debtor, the Disbursing Agent, the Indenture Trustee, and each of their respective agents, successors, and assigns shall have no obligation to recognize any transfer of Claims or any transfer of Senior Notes occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the claims registers or transfer ledgers as of the close of business on the Distribution Record Date irrespective of the number of distributions to be made under this Plan to such Persons or the date of such distributions.
     I. Delivery and Surrender of Senior Notes
     Each Holder of any Senior Note shall tender such Senior Note to the Indenture Trustee for the Senior Notes. No Distribution hereunder shall be made to or on behalf of any such Holder unless and until such Senior Note is received by the Indenture Trustee for the Senior Notes, or the loss, theft or destruction of such Senior Note is established to the satisfaction of the Indenture Trustee for the
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

Senior Notes, including requiring such Holder (i) to submit a lost instrument affidavit and an indemnity bond, and (ii) to hold the Debtor and the Indenture Trustee for the Senior Notes harmless in respect of such Senior Note and any Distributions made in respect thereof. Upon compliance with this Section by a Holder of any Senior Note, such Holder shall, for all purposes under this Plan, be deemed to have tendered such Senior Note. Any such Holder that fails to tender such Senior Note or satisfactorily explain its non-availability to the Indenture Trustee for the Senior Notes within eighteen months of the Effective Date shall be deemed to have no further Claim against the Debtor or its property, or the Indenture Trustee for the Senior Notes in respect of such Claim, and shall not participate in any Distribution hereunder, and the Distribution that would otherwise have been made to such Holder shall be distributed by the Indenture Trustee for the Senior Notes to all Holders who have surrendered their Senior Notes or satisfactorily explained their non-availability to the Indenture Trustee for the Senior Notes within eighteen months of the Effective Date. If the record Holder of a note is DTC or its nominee or such other securities depository or custodian thereof or is held in book entry or electronic form pursuant to a global security held by DTC, then the beneficial Holder of such a note shall be deemed to have surrendered such Holder’s security, note, debenture or other evidence of indebtedness upon surrender of such global security by DTC or such other securities depository or custodian thereof.
     J. Delivery and Surrender of Junior Notes
     Except as provided in the Plan for lost, stolen, mutilated or destroyed notes, each Holder of any Junior Note not held through book entry must tender such note to the Reorganized Debtor or the Indenture Trustee for the Junior Notes acting as distribution agent in accordance with a letter of transmittal to be provided to such Holders by the Reorganized Debtor or Indenture Trustee as promptly as practicable on the Effective Date. The letter of transmittal will include, among other provisions, customary provisions with respect to the authority of the Holder of such note to act and the authenticity of any signatures required thereon. All surrendered notes will be marked as cancelled and delivered to the Reorganized Debtor. If the record Holder of a note is DTC or its nominee or such other securities depository or custodian thereof or is held in book entry or electronic form pursuant to a global security held by DTC, then the beneficial Holder of such a note shall be deemed to have
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

surrendered such Holder’s security, note, debenture or other evidence of indebtedness upon surrender of such global security by DTC or such other securities depository or custodian thereof.
     K. Outside Effective Date Distributions Date
     Distributions payable as of the Effective Date or “as soon thereafter as is practicable” (such Distributions, “Effective Date Distributions”) must occur by the following outside dates: (i) with respect to Effective Date Distributions to be made to the respective Indenture Trustee for distribution to Holders of Senior Notes and, if applicable, the Holders of Junior Notes, such Distributions shall be made no later than by the third (3rd) Business Day after the Effective Date; and (ii) with respect to all other Effective Date Distributions, such Distributions shall be made no later than by the fifth (5th) Business Day after the Effective Date.
VIII.
CONDITIONS PRECEDENT TO CONFIRMATION
AND CONSUMMATION OF THE PLAN
     A. Conditions to Confirmation
     The following are conditions precedent to the occurrence of the Confirmation Date, each of which must be satisfied or waived in accordance with this Plan:
1.	An order finding that the Disclosure Statement contains adequate information pursuant to section 1125 of the Bankruptcy Code shall have been entered; and

2.	The proposed Confirmation Order shall be in form and substance reasonably satisfactory to Signature and wholly consistent with this Plan, and shall provide that, notwithstanding Bankruptcy Rule 3020(e), such Confirmation Order shall be immediately effective upon entry on the Court’s docket.
     B. Conditions to Effective Date
     The following conditions precedent must be satisfied or waived on or prior to the Effective Date in accordance with the provisions of this Plan:
1.	The Confirmation Order shall have been entered in form and substance reasonably satisfactory to Signature, and shall, among other things:
a.	Provide that the Debtor and the Disbursing Agent are authorized and
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

directed to take all actions necessary or appropriate to enter into, implement, and consummate the obligations under the Plan;

b.	Authorize the issuance of the Common Stock and the Warrants; and
2.	All conditions precedent to the financing commitments required to consummate the Reorganized Debtor’s obligations on the Effective Date shall have been waived or satisfied;

3.	The Confirmation Order shall not then be stayed, vacated, or reversed;

4.	All documents, instruments and agreements provided for under this Plan or necessary to implement this Plan (including the Management Agreement, the Subscription Agreement(s) and the Registration Rights Agreement, but not necessarily the Warrant) shall have been executed and delivered by all parties thereto, unless such execution or delivery has been waived by the parties benefited;

5.	All corporate governance documents in a commercially reasonable form shall have been adopted;

6.	All material authorizations, consents, and regulatory approvals required, if any, in connection with consummation of this Plan shall have been obtained; and

7.	All material actions, documents, and agreements necessary to implement this Plan shall have been effected or executed.
     C. Waiver of Conditions
     Each of the conditions set forth in this Section, with the express exception of the conditions contained in Section VIII.B.1(a), VIII.B.1(b) and VIII.B.2, may be waived in whole or in part by Signature with notice to parties-in-interest without a hearing.
     D. Outside Effective Date
     Notwithstanding anything contained to the contrary in this Plan, the Effective Date shall occur no later than 25 days after entry of the Confirmation Order, unless (a) the Confirmation Order is stayed on appeal by a court of competent jurisdiction, in which case then the Effective Date shall by the first Business Day occurring ten (10) days after such stay is dissolved by Final Order, or (b) the
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

Effective Date is extended with the written consent of the Creditor’s Committee, which consent shall not be unreasonably withheld.
IX.
EFFECT OF CONFIRMATION OF PLAN
     A. Discharge
     Because this Plan does not contemplate the liquidation of substantially all of the property of the estate and the Reorganized Debtor will engage in business after consummation of this Plan, the rights under this Plan and the treatment of Claims and Equity Interests under this Plan will be in exchange for, and in complete satisfaction, discharge, and release of all Claims of any nature whatsoever against the Debtor, the Reorganized Debtor, or their property, except as otherwise provided in this Plan or the Confirmation Order,
1.	On the Effective Date, except as otherwise provided for in this Plan the Debtor, the Debtor’s Estate, Reorganized Debtor, and their property will be deemed discharged and released from any and all Claims, including without limitation, all demands, liabilities, and Claims, that arose before the Confirmation Date or that are based upon or otherwise relate to acts, events, omissions, transactions or other activities of any kind that occurred before the Confirmation Date, and all debts of the kind specified in Bankruptcy Code §§ 502(g), 502(h), or 502(i) regardless of whether: (a) a proof of Claim based on such debt is filed or deemed filed; (b) a Claim based on such debt is allowable under Bankruptcy Code § 502; or (c) the Person holding the Claim based on such a debt has accepted this Plan;

2.	All Persons will be precluded from asserting against the Debtor, the Estate, or the Reorganized Debtor, or their property, any other or further Claims based on, arising from, or in connection with any act, event, omission, transaction, or other activity of any kind that occurred before the Confirmation Date;

3.	Any debt of the Debtor, whether secured or unsecured, which was in default up to the Confirmation, will no longer be deemed in default. Moreover, to the extent that the Debtor and Reorganized Debtor comply with the terms and conditions of this Plan,
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

these obligations will be deemed in good standing;

4.	As set forth in sections 524 and 1141 of the Bankruptcy Code, except as otherwise provided in this Plan or the Confirmation Order, the Confirmation Order constitutes a discharge or any and all Claims against, and all debts and liabilities of, the Debtor. The Reorganized Debtor and its property will be deemed discharged and released from any and all Claims and Equity Interests, including, without limitation, all demands, liabilities, Claims and Equity Interests that arose before the Confirmation Date or that are based on or otherwise relate to acts, events, transactions, or other activities of any kind that occurred before the Confirmation Date. This discharge will void any judgment that was obtained against the Debtor at any time only to the extent that the judgment relates to a discharged Claim.

5.	Subject to the limitations and conditions imposed under section 1125(e) of the Bankruptcy Code, Persons who, in good faith and in compliance with applicable provisions of the Bankruptcy Code, either solicit Plan acceptances or rejections or participate in the offer, issuance, sale, or purchase of securities under this Plan will not be liable on account of their solicitation or participation for violation of any applicable law, rule, or regulation governing the solicitation of Plan acceptances or rejections or the offer, issuance, sale, or purchase of such securities.
     B. Vesting of Property of the Estate
     On the Effective Date, all Assets that are property of the Estate as of the Effective Date, including all Causes of Action, Rights of Action and Avoidance Actions, will vest in the Reorganized Debtor free and clear of the Claims of any Creditors.
     For the avoidance of doubt, on and after the Effective Date, the Reorganized Debtor shall have the authority and right, without the need for Bankruptcy Court approval (unless otherwise required by the Plan), to exercise its reasonable business judgment to direct and control the disposition and use of all Assets that were property of the Estate as of the Effective Date (including all Causes of Action, Rights of Action and Avoidance Actions) and to compromise, settle, object to, dispute, seek to subordinate, or otherwise litigate any and all Claims asserted against the Debtor, FRC, or FGCC.
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

X.
MISCELLANEOUS PROVISIONS
     A. Modification of Plan
     Signature may modify this Plan at any time before confirmation provided that the modifications meet the requirements of the Bankruptcy Code. Signature may also seek to modify this Plan at any time after confirmation only if (1) this Plan has not been substantially consummated and (2) the Court authorizes the proposed modifications after notice and a hearing.
     B. The Committees
     Until the Effective Date, the Equity Committee and the Creditors Committee shall continue in existence. As of the Effective Date, the Equity Committee and the Creditors Committee shall terminate and disband and the members of the Equity Committee and the Creditors Committee shall be released and discharged of and from all further authority, duties, responsibilities and obligations related to and arising from their service as Committee members. Except as otherwise provided in this Plan or Court order, the prohibition on members of the Equity Committee from trading their respective Equity Interests shall cease as of the Confirmation Date.
     C. Post-Confirmation Status Report
     Within 120 days of the Confirmation Date, the Reorganized Debtor shall file a status report with the Court explaining what progress has been made toward consummation of the confirmed Plan.
     The status report shall be served on the United States Trustee and the members of the Committees. Until the entry of the Final Decree (as defined below), further status reports shall be filed every 180 days and served on the same Persons. Following the Entry of the Final Decree, the Reorganized Debtor will post quarterly status reports on the Reorganized Debtor’s website until the earlier of (a) eighteen months after the Effective Date, or (b) the date upon which the Reorganized Debtor has become current in its SEC reporting requirements.
     D. Post-Confirmation United States Trustee Fees
     Pursuant to 28 U.S.C. § 1930(a)(6), quarterly fees to the United States Trustee will continue to be due until the bankruptcy case is closed, at the rate in effect at the time such fees are due. Such fees shall be paid by the Disbursing Agent.
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

     E. Exemption From Securities Laws
     The issuance of the stock pursuant to the Plan shall be exempt from any securities laws regulation requirements to the fullest extent permitted by Section 1145 of the Bankruptcy Code, Section 4(2) of the Securities Act and any other applicable exemptions.
     F. Exculpation
     As of the Effective Date, neither the Debtor, FGCC or FRC (including, without limitation, their successors or assigns, including, without limitation, the Reorganized Debtor, the Disbursing Agent, the Board of Directors and Board of Directors’ Agents) or the Creditors’ Committee, the Equity Committee, the Indenture Trustees, Signature, New World Acquisition, LLC, Kenneth S. Grossman, Daniel Pfeiffer or James A. McIntyre, Sr., and, in each case, none of their respective present or former officers, directors, employees, members, agents, representatives, shareholders, attorneys, accountants, financial advisors, investment bankers, lenders, consultants, experts, and professionals and agents for the foregoing shall have or incur any liability for, and are expressly exculpated and released from, any claims (as such term is defined in Section 101 of the Bankruptcy Code) (including, without limitation, any claims whether known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise) for any past or present or future actions taken or omitted to be taken under or in connection with, related to, effecting, or arising out of the Case, including those claims arising out of the discharge of the powers and duties conferred upon the Indenture Trustee for the Senior Notes and the Indenture Trustee for the Junior Notes by the Senior Notes Indenture or Junior Notes Indenture, respectively, or the Plan or any order of the Court entered pursuant to or in furtherance of the Plan, or applicable law, including, without limitation, the formulation, negotiation, documentation, preparation, dissemination, implementation, administration, confirmation, solicitation, or consummation of this Plan and the Disclosure Statement; except only for actions or omissions to act to the extent determined by a court of competent jurisdiction (in a Final Order) to be by reason of such party’s gross negligence, willful misconduct, or fraud, and in all respects, such party shall be entitled to rely upon the advice of counsel with respect to its duties and responsibilities under this Plan. It, being expressly understood that any act or omission with the approval of the Bankruptcy Court, will be conclusively deemed not to constitute gross negligence,
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

willful misconduct, or fraud unless the approval of the Bankruptcy Court was obtained by fraud or misrepresentation. No Holder of a Senior Note Claim or a Junior Note Claim or other party in interest shall have or pursue any claim or cause of action against the Indenture Trustee for the Senior Notes or the Junior Notes, as applicable, for making Distributions in accordance with this Plan or for implementing the provisions of this Plan.
     In addition to the exculpation set forth above, similar exculpation is hereby provided to each of U.S. Bank National Association, Wells Fargo Bank, National Association, and Deutsche Bank National Trust Company, consistent with the provisions of (1) paragraph 5 of that certain Order Granting Motion for Order Approving Settlement and Mutual Release Agreement By and Among U.S. Bank National Association, as Trustee, Fremont Reorganizing Corporation, and Fremont General Corporation [Docket No. 1661]; (2) paragraph 7 of that certain Order Granting Motion for Order Approving Settlement and Mutual Release Agreement By and Among Wells Fargo Bank, National Association, as Trustee, Fremont Reorganizing Corporation, and Fremont General Corporation [Docket No. 1987]; and (3) paragraph 5 of that certain Order Granting Motion for Order Approving Stipulations By and Among Deutsche Bank National Trust Company, as Trustee, Fremont Reorganizing Corporation, and Fremont General Corporation [Docket No. 1803].
     G. Governing Law
     Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (a) the State of California shall govern the construction and implementation of the Plan and (except as may be provided otherwise in any such agreements, documents, or instruments) any agreements, documents, and instruments executed in connection with the Plan and (b) the laws of the state of incorporation of the Debtor shall govern corporate governance matters; in each case without giving effect to the principles of conflicts of law thereof.
     H. Notices
     Any notice, request, or demand required or permitted to be or provided under the Plan shall be (a) in writing, (b) served by (i) certified mail, return receipt requested, (ii) hand delivery, (iii) overnight delivery service, (iv) first class mail, or (v) facsimile transmission, and (c) deemed to have
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:
Counsel for Signature Group Holdings LLC
Manderson, Schafer & McKinlay
John P. Schafer, Esq.
Chris Manderson, Esq.
4695 MacArthur Court, Suite 1270
Newport Beach, CA 92660
Facsimile: (949) 743-8310
Counsel for the Creditors’ Committee
Klee, Tuchin, Bogdanoff & Stern LLP
Jonathan S. Shenson, Esq.
1999 Avenue of the Stars, 39th Floor
Los Angeles, California 90067
Facsimile: (310) 407-9090
Debtor’s Co-Reorganization Counsel
Stutman, Treister & Glatt
Theodore Stolman, Esq.
1901 Avenue of the Stars, Suite 1200
Los Angeles, California 90067
Facsimile: (310) 228-5788
Counsel for the Official Committee of Equity Holders
Weiland, Golden, Smiley, Wang, Ekvall & Strok, LLP
Evan D. Smiley, Esq.
650 Town Center Drive, Suite 950
Costa Mesa, California 92626
Facsimile (714) 966-1002
     I. Payment of the Signature Plan Proponents’ and New World’s Expenses
     The Signature Plan Proponents and New World shall File and serve application(s) pursuant to Sections 503(b)(3)(D) and (b)(4) of the Bankruptcy Code no later than thirty (30) days after the Effective Date seeking allowance of such fees and expenses incurred on the basis that confirmation of the Plan constitutes a “substantial contribution” that directly benefits the estate, its creditors, and other interested parties. Pursuant to Section II.A.1 of the Plan, such expenses shall be paid in full on the later of: (1) the Effective Date; or (2) the fifteenth Business Day after such Professional Fee Claim becomes an Allowed Professional Fee Claim, or in either case, as soon thereafter as is practicable.
     J. ERISA Claims
     Nothing in the Plan or in any Order confirming the Plan shall enjoin or otherwise prevent the prosecution of the ERISA Action or the collection from available insurance proceeds by plaintiffs in
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

the ERISA Action on the basis provided for by the Court’s Order dated October 29, 2009 [Docket No. 1163] (the “ERISA Order”) and the terms and conditions of the ERISA Order shall not be modified in any manner by the Plan and shall remain in full force and effect.
     K. New York State Teachers’ Retirement System Class Action
     The Reorganized Debtor shall continue to comply with any obligations of the Debtor under applicable law regarding the preservation and retention of books, records and other documents.
     Notwithstanding anything to the contrary in the Plan or the Confirmation Order, nothing in the Plan or the Confirmation Order shall preclude the New York State Teachers’ Retirement System, for itself and on behalf of the putative class in the consolidated securities class action styled as New York State Teachers’ Retirement System v. Fremont General Corporation et al., Case No. 2:07-cv-05756-FMC-FFM, United States District Court for the Central District of California (the “Securities Class Action”), from (a) satisfying any of its alleged claims against the Debtor from available insurance coverage and proceeds, or (b) from seeking discovery in connection with the Securities Class Action from the Debtor or the Reorganized Debtor, in each instance as may be permitted under applicable law in order to prosecute any of its alleged claims against non-Debtor third parties.
     L. Final Decree
     Upon substantial consummation of this Plan and the occurrence of the Effective Date, the Estate shall be deemed fully administered as referred to in Bankruptcy Rule 3022, and the Reorganized Debtor shall file a motion with the Court to obtain a final decree to close the Reorganization Case (the “Final Decree”).
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

Dated: June 8, 2010	SIGNATURE GROUP HOLDINGS, LLC
By:
Craig F. Noell
Managing Director

	By:	/s/ John P. Schafer
JOHN P. SCHAFER, an attorney with MANDERSON, SCHAFER & McKINLAY LLP, attorneys for SIGNATURE GROUP HOLDINGS, LLP

JAMES MCINTYRE, an Individual
By:
James McIntyre

SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED JUNE 8, 2010

EXHIBIT 1
REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of                      ___, 2010 by and among the Company (as defined below) and (together with its affiliates, referred to herein as the “Investors”).
RECITALS
     WHEREAS, the form of this Agreement was submitted as a part of the Investors’ plan of reorganization (the “Plan”) for Fremont General Corporation, a Nevada Corporation (as reorganized pursuant to the Plan, the “Company”); and
     WHEREAS, in connection with the consummation of the transactions contemplated by the Plan, including the sale of Common Stock and Warrants to the Investors, the parties desire to enter into this Agreement in order to grant certain registration rights to the Investors as set forth below.
     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1 GENERAL
     1.1 Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to those terms in the Plan. As used in this Agreement, the following terms shall have the following respective meanings:
     “Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular person or entity.
     “Common Stock” means shares of common stock, $1.00 par value per share, of the Company.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
     “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
     “Holder” means any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 2.8 hereof.
     “Person” means any individual, corporation, partnership, joint venture, limited liability company, business trust, joint stock company, trust or unincorporated organization or any government or any agency or political subdivision thereof.
     “Register,” “registered,” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement.
     “Registrable Securities” means (a) the Shares; and (b) any Common Stock issued as (or issuable

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upon the conversion or exercise of any warrant, right, preferred stock or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares held by the Holders provided, however, that Registrable Securities shall not include any shares of Common Stock (i) which have been sold to the public by a Holder either pursuant to a registration statement or Rule 144 under the Securities Act; (ii) which have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned in compliance with the terms of this Agreement; or (iii) which may be sold pursuant to Rule 144 and otherwise without restriction or limitation pursuant to Rule 144 (or any successor thereto) under the Securities Act, after taking into account any Holders’ status as an Affiliate of the Company as determined by counsel to the Company pursuant to a written opinion letter addressed to the Company’s transfer agent to such effect.
     “Registrable Securities then outstanding” shall be the number of shares determined by calculating the total number of shares of Common Stock that are Registrable Securities issued and outstanding.
     “Registration Expenses” shall mean all expenses incurred by the Company in effecting any registration pursuant to this Agreement (including any Mandatory Registration or Shelf Registration), including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, and fees and expenses of underwriters (excluding discounts and commissions) and any other Persons retained by the Company, but shall not include Selling Expenses, certain fees and disbursements of counsel for the Holders (except as set forth below) and the compensation of regular employees of the Company, which shall be paid in any event by the Company.
     “SEC” or “Commission” means the Securities and Exchange Commission.
     “Securities Act” shall mean the Securities Act of 1933, as amended, or similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
     “Selling Expenses” shall mean all underwriting discounts, selling commissions, fees of underwriters, selling brokers, dealer managers and similar securities industry professionals and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).
     “Shares” mean shares of Common Stock to be issued by the Company to the Investors in accordance with the terms of the Plan or the Warrants.
     “Trading Day” means a day on which the principal securities exchange or automated quotation system upon which the Registrable Securities are then listed for public trading) shall be open for business.
     “Warrants” means the warrants issued pursuant to the Plan to the Signature Investors, to purchase an aggregate of 15,000,000 shares of Common Stock.
SECTION 2 REGISTRATION
     2.1 Registration
          (a) In accordance with the requirements of Section 2.3 below, the Company shall use its commercially reasonable efforts to file with the SEC, and to cause to be declared effective by the SEC, a registration statement on the applicable SEC form with respect to the resale from time to time, whether underwritten or otherwise, of the Registrable Securities by the Holders thereof. The Company shall also use its commercially reasonable efforts to maintain the effectiveness of the registration effected pursuant to this Section 2.1 and keep such registration statement free of any material misstatements or omissions at all times, subject only to the limitations on effectiveness set forth below. The registration contemplated by this Section 2.1 is referred to herein as the “Mandatory Registration.”

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The Mandatory Registration shall be filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect) (a “Shelf Registration”). The Company shall use its commercially reasonable efforts to cause the registration statement filed on Form S-3 or any similar short-form registration as the Company may elect to remain effective until such date (the “Shelf Termination Date”) as is the earlier of (i) the date on which all Registrable Securities included in the registration statement shall have been sold or shall have otherwise ceased to be Registrable Securities and (ii) the date on which all remaining Registrable Securities may be sold pursuant to Rule 144 and otherwise without restriction or limitation pursuant to Rule 144 (or any successor thereto) under the Securities Act, after taking into account any Holders’ status as an Affiliate of the Company as determined by counsel to the Company pursuant to a written opinion letter addressed to the Company’s transfer agent to such effect. If the Company is not then eligible to register for resale the Registrable Securities on Form S-3, such registration shall be on another appropriate form in accordance herewith. In the event the Mandatory Registration must be effected on Form S-1 or any similar long-form registration as the Company may elect, the Company shall use commercially reasonable efforts to file such registration as a Shelf Registration and the Company shall use its commercially reasonable efforts to keep such registration current and effective, including by filing periodic post-effective amendments to update the financial statements contained in such registration statement in accordance with Regulation S-X promulgated under the Securities Act until the Shelf Termination Date. By 9:30 a.m. on the Trading Day immediately following the effective date of the applicable registration statement, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such registration statement.
          (b) Without the written consent of the Investors, the Company shall not include securities, whether on behalf of itself or any other person, other then the Registrable Securities on any registration statement filed pursuant to this Section 2.
          (c) Notwithstanding anything to the contrary contained in this Agreement, in the event the Commission seeks to characterize any offering pursuant to a Mandatory Registration filed pursuant to this Agreement as constituting an offering of securities by or on behalf of the Company, or in any other manner, such that the Commission does not permit such registration statement to become effective and used for resales in a manner that does not constitute such an offering and that permits the continuous resale at the market by the Holders participating therein (or as otherwise may be acceptable to each Holder) without being named therein as an “underwriter,” then the Company shall reduce the number of shares to be included in such registration statement until such time as the Commission shall so permit such registration statement to become effective as aforesaid. In making such reduction, the Company shall then reduce the number of shares to be included by all Holders of Registrable Securities on a pro rata basis (based upon the number of Registrable Securities otherwise required to be included for each such Holder). As soon as reasonably practicable thereafter (as permitted by the Commission), the Company shall register the additional Registrable Securities on such additional registration statements as may be required to register the resale of all of the Registrable Securities (to the extent it can without causing the foregoing problem). In no event shall a Holder be required to be named as an “underwriter” in a registration statement without such Holder’s prior written consent.
     2.2 Expenses of Registration. All reasonable Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the Holders of the Registrable Securities so registered pro rata on the basis of the number of shares so registered.
     2.3 Additional Obligations of the Company. The Company shall:
          (a) After the closing of the sale of the Common Stock and the Warrant (the “Closing Date”), prepare and file with the SEC a registration statement on Form S-3 (or on Form S-1, if the Company is not eligible to use Form S-3), and all amendments and supplements thereto and related prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective within six (6) months

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after the Closing Date (provided that at least three (3) Trading Days before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the Holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, and the Company shall in good faith consider any reasonable comments of such counsel).
          (b) Promptly notify the Holders (i) when the Company has been notified by the Commission whether or not a registration statement or any amendment thereto will be subject to a review by the Commission and (ii) if reviewed, when the Company has been notified by the Commission that a registration statement or amendment thereto will not be subject to further review. Upon the request of a Holder, the Company shall provide such Holder true and complete copies of all correspondence from and to the Commission relating to a registration statement (with all material, non-public information regarding the Company redacted from such copies). The Company shall respond as promptly as reasonably practicable to any comments received from the Commission with respect to the registration statement or any amendments thereto. The Company shall promptly file with the Commission a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the Securities Act after the Company is notified (orally or in writing, whichever is earlier) by the Commission that a registration statement will not be reviewed, or will not be subject to further review, such that the Registration Statement shall be declared effective no later than seven (7) Trading Days after such notification.
          (c) Furnish to the Investors and Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.
          (d) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders unless an exemption from registration and qualification exists; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, file a general consent to service of process or subject itself to general taxation in any such states or jurisdictions.
          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Investor and/or Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.
          (f) Promptly notify each Investor who holds, and each Holder of Registrable Securities covered by the registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (provided that in no event shall such notice contain any material, non-public information regarding the Company) and, the Company shall promptly prepare and furnish to each such Holder a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state a fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.
          (g) Use its commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such

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date, from the independent registered public accountants of the Company, in form and substance as is customarily given by independent registered public accountants to underwriters in an underwritten public offering addressed to the underwriters.
          (h) Use its commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness of a registration statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction in the United States, and (ii) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, the Company shall use its commercially reasonable efforts promptly to obtain the withdrawal of such order.
          (i) Use its commercially reasonable efforts to cooperate with the Holders who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Holders may reasonably request and, registered in such names as the Holders may request.
          (j) Provide and cause to be maintained a registrar and transfer agent for all Registrable Securities covered by any registration statement from and after a date not later than the effective date of such registration statement.
          (k) Use its commercially reasonable efforts to maintain eligibility to use Form S-3 (or any successor form thereto) for the registration of the resale of the Registrable Securities.
          (l) Not, nor shall any Subsidiary or affiliate thereof, identify any Investor as an underwriter in any public disclosure or filing with the SEC without the Investor’s written consent, and any Investor being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has under this Agreement or any other transaction document contemplated by the Plan.
     2.4 Suspension of Sales. Upon receipt of written notice from the Company that the registration statement or a prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (a “Misstatement”), each Investor who holds, and each Holder of, Registrable Securities shall forthwith discontinue disposition of Registrable Securities until such Investor and/or Holder has received copies of the supplemented or amended prospectus that corrects such Misstatement, or until such Investor and/or Holder is advised in writing by the Company that the use of the prospectus may be resumed, and, if so directed by the Company, such Investor and/or Holder shall deliver to the Company all copies, other than permanent file copies then in such Investor’s or Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. The Company will not suspend the sales under the prospectus more than two times in any three hundred-sixty-five (365) day period and the total number of days that any such suspension may be in effect in any three hundred-sixty-five (365) day period shall not exceed 90 days.
     2.5 Termination of Registration Rights. An Investor’s and a Holder’s registration rights shall expire if all Registrable Securities held by such Investor or Holder (and its Affiliates, partners, members and former members) may be sold pursuant to Rule 144 without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144 (or any successor thereto) under the Securities Act, after taking into account any Holder’s status as an Affiliate of the Company as determined by counsel to the Company pursuant to a written opinion letter addressed to the Company’s transfer agent to such effect (provided at least 12 months have lapsed since the Registrable Securities were acquired form the Company, as calculated in accordance with Rule 144). Termination of such registration rights shall be conditioned upon the Company’s action to remove the restrictive legends from any Registrable Securities held by such Investor or Holder and the reissuance of unlegended certificates, in physical or electronic format, to such Investor or Holder.

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     2.6 Furnishing Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1 or 2.3 that the selling Investors and/or Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.
     2.7 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:
          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor, Holder, any underwriter (as defined in the Securities Act) for such Investor or Holder and each person, if any, who controls such Investor or Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the registration of the Registrable Securities; and the Company will pay to each such Investor, Holder, underwriter or controlling person, as accrued any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration statement by any such Investor, Holder, underwriter or controlling person or any failure of such person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner.
          (b) To the extent permitted by law and provided that such Holder is not entitled to indemnification pursuant to Section 2.7(a) above with respect to such matter, each selling Investor or Holder (severally and not jointly) will indemnify and hold harmless the Company, each of its directors, officers, persons, if any, who control the Company within the meaning of the Securities Act, any underwriter, any other Investor or Holder selling securities in such registration statement and any controlling person of any such underwriter or other Investor or Holder, against any losses, claims, damages, or liabilities to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any (i) untrue statement or alleged untrue statement of a material fact regarding such Holder and provided in writing by such Holder which is contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, in each case to the extent (and only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto, in reliance upon and in conformity with written information furnished by such Investor or Holder expressly for use in connection with such registration statement; and each such Investor or Holder will pay, as accrued, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 2.7(b), in connection with investigating or defending any such loss, claim, damage, liability, or

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action as a result of such Holder’s untrue statement or omission; provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor or Holder (which consent shall not be unreasonably withheld); provided, that, (x) the indemnification obligations in this Section 2.7(b) shall be individual and ratable not joint and several for each Holder and (y) in no event shall the aggregate of all indemnification payments by any Investor and/or Holder under this Section 2.7(b) exceed the net proceeds from the offering received by such Investor and/or Holder.
          (c) Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses of such counsel to be paid by the indemnifying party, if (i) the indemnifying party shall have failed to assume the defense of such claim within seven (7) days after receipt of notice of the claim and to employ counsel reasonably satisfactory to such indemnified party, as the case may be; or (ii) in the reasonable opinion of counsel retained by the indemnifying party, representation of such indemnified party by such counsel would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party reasonably apprised of the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, except to the extent such failure to give notice has a material adverse effect on the ability of the indemnifying party to defend such action.
          (d) If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Investor or Holder will be obligated to contribute pursuant to this Section 2.7(d) will be limited to an amount equal to the per share public offering price (less any underwriting discount and commissions) multiplied by the number of shares of Registrable Securities sold by such Investor or Holder pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which such Investor or Holder has otherwise been required to pay in respect of such loss, liability, claim, damage, or expense or any substantially similar loss, liability, claim, damage, or expense arising from the sale of such Registrable Securities). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of

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the Securities Act) will be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.
          (e) The obligations of the Company and Holders under this Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.
     2.8 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by an Investor or Holder to a transferee or assignee of Registrable Securities to which (a) such transferee is an investment advisory client, Affiliate, subsidiary or parent company, family member or family trust for the benefit of a party hereto, (b) such transferee shares a common discretionary investment advisor with such Investor or Holder, or (c) such transferee or transferees are partners or members of an Investor or Holder, who agree to act through a single representative; provided, however, (i) the transferor shall furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.
     2.9 Rule 144 Reporting. With a view to making available to the Investors and Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:
          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;
          (b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and
          (c) so long as an Investor or Holder owns any Registrable Securities, furnish to such Investor or Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as an Investor or Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.
     2.10 Obligations of the Holders
          (a) Each Holder shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. In connection therewith, upon the execution of this Agreement, each Holder shall complete, execute and deliver to the Company a selling securityholder notice and questionnaire in form reasonably satisfactory to the Company. At least five (5) business days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Holder of any additional information the Company requires from such Holder if such Holder elects to have any of the Registrable Securities included in the Registration Statement. A Holder shall provide such information to the Company at least two (2) business days prior to the first anticipated filing date of such Registration Statement if such Holder elects to have any of the Registrable Securities included in the Registration Statement.
          (b) Each Holder, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Holder has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

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          (c) Each Holder covenants and agrees that it shall comply with the prospectus delivery requirements of the 1933 Act as applicable to it in connection with sales of Registrable Securities pursuant to any Registration Statement.
SECTION 3 MISCELLANEOUS
     3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
     3.2 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of California.
     3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
     3.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.
     3.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
     3.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities then outstanding, each future Holder of all such Registrable Securities, and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.
     3.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
     3.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by any Investors which are Affiliates shall be aggregated together for the purpose of determining the availability of any

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rights under this Agreement.
     3.10 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

“REORGANIZED DEBTOR”
By:
Name:
Title:

“SIGNATURE INVESTORS”
By:
Name:
Title:

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EXHIBIT 2
[Form of Warrant]
NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN A MANNER CONSISTENT WITH THE SECURITIES ACT IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.
REORGANIZED DEBTOR
WARRANT

Warrant No. [___]	Date of Original Issuance: ___
Reorganized Debtor (the “COMPANY”), hereby certifies that, for aggregate consideration of $               , or its registered assigns (the “HOLDER”), is entitled to purchase from the Company up to a total of                     shares of common stock (the “COMMON STOCK”), of the Company (each such share, a “WARRANT SHARE” and all such shares, the “WARRANT SHARES”) at an exercise price equal to $1.03 per share (as adjusted from time to time as provided in Section 9, the “EXERCISE PRICE”), at any time and from time to time from and after the date hereof and through and including the date that is the tenth anniversary of the date hereof (the “EXPIRATION DATE”), and subject to the following terms and conditions:
1. Registration of Warrant; Registration of Transfers.
(a) Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “WARRANT REGISTER”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.
(b) Registration of Transfers. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a “NEW WARRANT”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.
2. Purchase Price. The purchase price for this Warrant of $                in the aggregate, or $0.02 per share, shall be payable by the Holder as follows: $                shall be paid on the Effective Date, and $ shall be paid on each anniversary thereafter until the final payment is made on the fourth anniversary

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of the Effective Date. The obligation to pay each $           installment of the purchase price shall be contingent on, and concurrent with, the vesting of each installment of                Warrant Shares as set forth under Section 3(a).
3. Vesting; Exercise and Duration of Warrants.
(a) Reference is made to Signature Group Holdings, LLC’s Chapter 11 Third Amended Plan of Reorganization of Fremont General Corporation, Joined by Certain TOPRS Holders and James McIntyre, Dated April 9, 2010 (the “Plan”). This warrant shall vest as to shares of underlying Common Stock according to the following schedule:               Warrant Shares (or 20%), shall vest on the Effective Date (as defined in the Plan), and                Warrant Shares (or 20%), shall vest in annual installments thereafter until this Warrant is fully vested on the fourth anniversary of the Effective Date. This Warrant shall be exercisable as to vested shares by the registered Holder at any time and from time to time on or after the date hereof to and including the Expiration Date. At 6:30 p.m., Pacific time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value, provided, that if the closing sales price of the Common Stock on the Expiration Date is greater than 102% of the Exercise Price on the Expiration Date, then this Warrant shall be deemed to have been exercised in full (to the extent not previously exercised) on a “cashless exercise” basis at 6:30 P.M. Pacific time on the Expiration Date. The Company may not call or redeem all or any portion of this Warrant without the prior written consent of the Holder.
(b) Notwithstanding anything to the contrary herein, at the option of the Holder, the Expiration Date may be extended for the number of Trading Days during any period occurring after the Effectiveness Date in which (i) trading in the Common Stock is suspended by any Trading Market, (ii) the Registration Statement is not effective, or (iii) the prospectus included in the Registration Statement may not be used by the Holders for the resale of Registrable Securities thereunder.
4. Delivery of Warrant Shares.
(a) To effect exercises hereunder, the Holder shall not be required to physically surrender this Warrant unless the aggregate Warrant Shares represented by this Warrant is being exercised. Upon delivery of the Exercise Notice to the Company (with the attached Warrant Shares Exercise Log) at its address for notice set forth herein and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, the Company shall promptly (but in no event later than three Trading Days after the Date of Exercise (as defined herein)) issue and deliver to the Holder, a certificate for the Warrant Shares issuable upon such exercise, which, unless otherwise required by the Purchase Agreement, shall be free of restrictive legends. The Company shall, upon request of the Holder and subsequent to the date on which a registration statement covering the resale of the Warrant Shares has been declared effective by the Securities and Exchange Commission, use its best efforts to deliver Warrant Shares hereunder electronically through The Depository Trust Corporation or another established clearing corporation performing similar functions, if available, provided, that, the Company may, but will not be required to change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust Corporation. A “DATE OF EXERCISE” means the date on which the Holder shall have delivered to Company: (i) the Exercise Notice (with the Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.
(b) If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), then the Holder will have the right to rescind such exercise.
(c) If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), and if after such third Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market

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transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “BUY-IN”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the Common Stock at the time of the obligation giving rise to such purchase obligation or (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.
(d) The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.
5. Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.
6. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which may include a surety bond for any Holder other than the original Holder of the Warrant), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.
7. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

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8. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.
(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.
(b) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, “DISTRIBUTED PROPERTY”), then, at the request of any Holder delivered before the 90th day after the record date fixed for determination of shareholders entitled to receive such distribution, the Company will deliver to such Holder, within five Trading Days after such request (or, if later, on the effective date of such distribution), the Distributed Property that such Holder would have been entitled to receive in respect of the Warrant Shares for which such Holder’s Warrant could have been exercised immediately prior to such record date. If such Distributed Property is not delivered to a Holder pursuant to the preceding sentence, then upon any exercise of the Warrant that occurs after such record date, such Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such conversion, the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date. Notwithstanding the foregoing, this Section 9(b) shall not apply to any distribution of rights or securities in respect of adoption by the Company of a shareholder rights plan which events shall be covered by the anti-dilution provisions of Section 9(a).
(c) Fundamental Transactions. If, at any time while this Warrant is outstanding, (1) the Company effects any merger or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer approved or authorized by the Board of Directors of the Company (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, other than in connection with the transactions contemplated by the Plan (in any such case, a “FUNDAMENTAL TRANSACTION”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “ALTERNATE CONSIDERATION”). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in

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a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. At the Holder’s request, any successor to the Company or surviving entity in such Fundamental Transaction shall, issue to the Holder a new warrant substantially in the form of this Warrant and consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.
(d) Subsequent Equity Sales.
(i) While any portion of this Warrant is outstanding, if the Company issues any shares of Common Stock or the Company or any subsidiary thereof issues any rights, warrants, options or other securities or debt that is convertible into, exchangeable for, exercisable into, or otherwise entitling any Person to acquire shares of Common Stock (any such securities, “COMMON STOCK EQUIVALENTS”), at a price per share less than the Exercise Price (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, be entitled to receive shares of Common Stock at a price less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price), then the Exercise Price shall be adjusted to equal the conversion, exchange or purchase price for such Common Stock or Common Stock Equivalents (including any reset provisions thereof) at issue and which adjusted Exercise Price shall continue for as long as this Warrants remain outstanding. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalent subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms.
(ii) For purposes of this subsection 9(d), the following subsections (d)(ii)(l) to (d)(ii)(6) shall also be applicable:
(1) Issuance of Rights or Options. In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “OPTIONS” and such convertible or exchangeable stock or securities being called “CONVERTIBLE SECURITIES”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price. Except as otherwise provided in subsection 9(d)(ii)(3), no adjustment of the Exercise Price shall be made upon the actual issue of such

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Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.
(2) Issuance of Convertible Securities. In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price, provided that (a) except as otherwise provided in subsection 9(d)(ii)(3), no adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Exercise Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Exercise Price have been made pursuant to the other provisions of subsection 9(d).
(3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 9(d)(ii)(l) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections 9(d)(ii)(l) or 9(d)(ii)(2), or the rate at which Convertible Securities referred to in subsections 9(d)(ii)(l) or 9(d)(ii)(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the termination of any Option for which any adjustment was made pursuant to this subsection 9(d) or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to this subsection 9(d) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Company), the Exercise Price then in effect hereunder shall forthwith be changed to the Exercise Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.
(4) Stock Dividends. Subject to the provisions of this Section 9(d), in case the Company shall declare a dividend or make any other distribution upon any stock of the Company (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.
(5) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company,

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together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the “ADDITIONAL RIGHTS”) are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using the Black-Scholes option pricing model or another method mutually agreed to by the Company and the Holder). The Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Holders as to the fair market value of the Additional Rights. In the event that the Board of Directors of the Company and the Holders are unable to agree upon the fair market value of the Additional Rights, the Company and the Holders shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Company and the Holder.
(6) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.
(iii) Notwithstanding the foregoing, no adjustment will be made under this Section 9(d) as a result of: (i) the issuance of securities upon the exercise or conversion of any Common Stock Equivalents issued by the Company prior to the date of this Agreement (but will apply to any amendments, modifications and reissuances thereof), (ii) the grant of options or warrants, or the issuance of additional securities, under any duly authorized company stock option, stock incentive plan, restricted stock plan or stock purchase plan in existence on the Closing Date of the Reorganization, or (iii) the issuance of Common Stock to Signature Group Holdings, LLC, the TOPrS Group or their affiliates in connection with the Plan (each, an “EXEMPTED ISSUANCE”).
(e) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.
(f) Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.
(g) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.
(h) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits shareholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution,

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liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 20 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.
9. Payment of Exercise Price. The Holder may pay the Exercise Price in one of the following manners:
(a) Cash Exercise. The Holder may deliver immediately available funds; or
(b) Cashless Exercise. The Holder may notify the Company in an Exercise Notice of its election to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:
X = Y [(A-B)/A]
where:
X = the number of Warrant Shares to be issued to the Holder.
Y = the number of Warrant Shares with respect to which this Warrant is being exercised.
A = the average of the closing prices for the five Trading Days immediately prior to (but not including) the Exercise Date.
B = the Exercise Price.
For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.
10. No Fractional Shares. No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable Trading Market on the date of exercise.
11. Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (Pacific time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (Pacific time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to Reorganized Debtor, 2425 Olympic Boulevard, Santa Monica, CA 90404 Attn: [                    ] Fax: [                    ], or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.
12. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any

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consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.
13. Miscellaneous.
(a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.
(b) All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Warrant and the transactions herein contemplated (“PROCEEDINGS”) (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the Counties of Los Angeles or Orange, California (the “CALIFORNIA COURTS”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the California Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any California Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Warrant, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.
(c) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.
(d) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.
(e) Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan.
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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

REORGANIZED DEBTOR
By:
Name:
Title:

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EXERCISE NOTICE
To REORGANIZED DEBTOR:
The undersigned hereby irrevocably elects to purchase                      shares of common stock, par value $1.03 per share, of REORGANIZED DEBTOR (“COMMON STOCK”), pursuant to Warrant No. [                 ], originally issued [                    ] (the “WARRANT”), and, if such Holder is not utilizing the cashless exercise provisions set forth in the Warrant, encloses herewith $                     in cash, certified or official bank check or checks or other immediately available funds, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Exercise Notice relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.
The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of
PLEASE INSERT SOCIAL SECURITY OR
TAX IDENTIFICATION NUMBER
(Please print name and address)

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FORM OF ASSIGNMENT
[To be completed and signed only upon transfer of Warrant]
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                              the right represented by the within Warrant to purchase                      shares of Common Stock of REORGANIZED DEBTOR to which the within Warrant relates and appoints                                          attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated: ,

(Signature must conform in all respects
to name of holder as specified on the face of the Warrant) Address of Transferee:

In the presence of:

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EXHIBIT 3
INVESTMENT MANAGEMENT AGREEMENT
          This Investment Management Agreement (the “Agreement”) is made this [___] day of [___, ___], by and between the Corporation (as defined below) and Signature Capital Advisers, Inc. (the “Adviser”).
          WHEREAS, Signature Group Holdings, LLC submitted a plan of reorganization (the “Plan”) for Signature Group Holdings, Inc. (formerly known as Fremont General Corporation), a Nevada corporation (prior to such reorganization, the “Debtor”, and as reorganized, the “Corporation”), which Plan was confirmed by the bankruptcy court;
          WHEREAS, in accordance with the Plan, the Corporation retained the Adviser to furnish investment management services to the Corporation pursuant to an interim investment management agreement (the “Interim Agreement”), which will terminate in accordance with its terms upon the execution of a long-term investment management agreement, such as this Agreement; and
          WHEREAS, in accordance with the Plan, the Corporation desires retain the Adviser to furnish investment management services to the Corporation on the terms and conditions hereinafter set forth, and the Adviser wishes to be retained to provide such services.
          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:
1. Duties of the Adviser.
          (a) The Corporation hereby engages the Adviser to act as the investment adviser to the Corporation and to manage the investment and reinvestment of the assets of the Corporation, subject to the supervision of the Board of Directors of the Corporation, for the period and upon the terms herein set forth (i) in accordance with the investment objective, policies and restrictions to which it is subject (ii) during the term of this Agreement in accordance with all applicable federal and state laws, rules and regulations, and the Corporation’s charter and bylaws.
     Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement:
(i)	identify, evaluate and negotiate the structure of the loans and investments made by the Corporation;

(ii)	determine the loans, investments and other assets that the Corporation will offer, purchase, retain, or sell;

(iii)	determine the composition of the portfolio of the Corporation, the nature and timing of the changes therein and the manner of implementing such changes;

(iv)	close and monitor the Corporation’s loans and investments;

(v)	manage, service, administer, and collect payments related to the Corporation’s loans and investments;

(vi)	negotiate, restructure, settle and/or compromise any loan or other debt obligations related to the investment portfolio;

(vii)	advise a limited staff of the Corporation’s and/or its subsidiaries’ employees who will be employed directly by the Corporation to continue with the orderly wind-down of the legacy business activities of the Debtor and/or its subsidiaries;

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(viii)	subject to the oversight of the Corporation’s board of directors, engage, interact with, supervise and direct any financial advisors, legal counsel, accountants, or other outside consultants, service providers or vendors engaged by the Corporation for any purpose, including to, among other things, continue with the orderly wind-down of the Debtor’s legacy business activities and facilitate the Corporation’s return to compliance with the SEC and any other governmental agencies;

(ix)	file, continue, amend and modify any financing statements, Uniform Commercial Code filings, mortgages, deeds, title policies, etc. related to any liens or collateral associated with any loan or other debt obligations related to the investment portfolio; and

(x)	provide the Corporation with such other investment advisory, research and related services as the Corporation may, from time to time, reasonably require for the investment of its funds.
          The Adviser shall have the power and authority on behalf of the Corporation to effectuate its lending and investment decisions for the Corporation, including the execution and delivery of all documents relating to the Corporation’s lending activities and investments and the placing of orders for other purchase or sale transactions on behalf of the Corporation. In the event that the Corporation determines to acquire debt financing, the Adviser will arrange for such financing on the Corporation’s behalf, subject to the oversight and approval of the Corporation’s Board of Directors. If it is necessary for the Adviser to make investments on behalf of the Corporation through a special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle in accordance with the Investment Company Act of 1940 (the “1940 Act”).
          (b) Subject to the requirements of applicable law, the Adviser is hereby authorized to enter into one or more sub-advisory agreements with other investment managers (each, a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in fulfilling its responsibilities hereunder. Specifically, the Adviser may retain a Sub-Adviser to recommend specific securities or other investments based upon the Corporation’s investment objective and policies, and work, along with the Adviser, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Corporation, subject to the oversight of the adviser and the Corporation. The Adviser, and not the Corporation, shall be responsible for any compensation payable to any Sub-Adviser. Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the 1940 Act and other applicable federal and state law.
          (c) The Adviser shall for all purposes herein provided be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Corporation in any way or otherwise be deemed an agent of the Corporation. The Advisor agrees during the term hereof to render the services described herein for the compensation provided herein.
          (d) The Adviser shall keep and preserve for the period required by the 1940 Act any books and records relevant to the provision of its investment advisory services to the Corporation and shall specifically maintain all books and records with respect to the Corporation’s portfolio transactions and shall render to the Corporation’s Board of Directors such periodic and special reports as the Board may reasonably request. The Adviser agrees that all records that it maintains for the Corporation are the property of the Corporation and will surrender promptly to the Corporation any such records upon the Corporation’s request, provided that the Adviser may retain a copy of such records.
2. Corporation’s Responsibilities and Expenses Payable by the Corporation. All

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investment professionals of the Adviser and their respective staffs, when and to the extent engaged in providing investment advisory and management services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Adviser and not by the Corporation; provided, however that the Adviser shall not pay any individual investment professional a base salary exceeding $150,000 per annum in compensation for such professional’s services to the Corporation during the Initial Term. The Corporation’s board of directors shall have the authority to award bonuses to the Advisor’s professionals directly pursuant to the Corporation’s incentive plans as in effect from time to time. The Corporation will bear all other costs and expenses of its operations and transactions, including (without limitation) those relating to: organization and offering; calculating the Corporation’s net asset value (including the cost and expenses of any independent valuation firm); expenses incurred by the Adviser payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for the Corporation and in monitoring the Corporation’s investments and performing due diligence on its prospective portfolio companies; interest payable on debt, if any, incurred to finance the Corporation’s investments; offerings of the Corporation’s common stock and other securities; investment advisory and management fees; administration fees, if any, payable under any applicable administration agreement between the Corporation and the Corporation’s administrator; fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with, evaluating and making investments; transfer agent and custodial fees; federal and state registration fees; all costs of registration and listing the Corporation’s shares on any securities exchange; federal, state and local taxes; independent directors’ fees and expenses; costs of preparing and filing reports or other documents required by the Securities and Exchange Commission; costs of any reports, proxy statements or other notices to stockholders, including printing costs; the Corporation’s allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums; direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs; and all other expenses incurred by the Corporation or the administrator in connection with administering the Corporation’s business, including payments under any applicable administration agreement between the Corporation its administrator based upon the Corporation’s allocable portion of the administrator’s overhead in performing its obligations under an administration agreement (if applicable), including rent and the allocable portion of the cost of the Corporation’s chief compliance officer and chief financial officer and their respective staffs.
3. Compensation of the Adviser. The Corporation agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a management fee (the “Management Fee”) to be agreed to by the Adviser and the Corporation’s board of directors at the beginning of each year of the Term. The Management Fee during the initial term shall be based upon an expense budget setting forth projected, commercially reasonable operating expenses to be incurred by the Adviser in its management of the Corporation. The Corporation shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct.
The Management Fee shall be the Adviser’s sole source of payment from the Corporation for: (i) compensating the Adviser’s investment professionals and their respective staffs, when and to the extent engaged in providing investment advisory and management services hereunder, and (ii) the compensation and routine overhead expenses of such personnel allocable to such services, in each case pursuant to the Adviser’s obligations under Section 2 hereof.
4. Covenants of the Adviser. The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

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5. Excess Brokerage Commissions. The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Corporation to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Corporation’s portfolio, and constitutes the best net results for the Corporation.
6. Non-exclusive Services. The services of the Adviser to the Corporation are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Corporation, so long as its services to the Corporation hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Corporation’s portfolio companies, subject to applicable law). So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Corporation, subject to the Adviser’s right to enter into sub- advisory agreements. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Corporation are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Corporation as stockholders or otherwise.
7. Responsibility of Dual Directors, Officers and/or Employees. If any person who is a manager, partner, officer or employee of the Adviser or the administrator is or becomes a director, officer and/or employee of the Corporation and acts as such in any business of the Corporation, then such manager, partner, officer and/or employee of the Adviser or the administrator shall be deemed to be acting in such capacity solely for the Corporation, and not as a manager, partner, officer or employee of the Adviser or the administrator or under the control or direction of the Adviser or the administrator, even if paid by the Adviser or the administrator.
8. Limitation of Liability of the Adviser; Indemnification. The Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation its general partner and the administrator) shall not be liable to the Corporation for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Corporation, except to the extent required under applicable law concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services, and the Corporation shall indemnify, defend and protect the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation its general partner and the administrator, each of whom shall be deemed a third party beneficiary hereof) (collectively,

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the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Corporation or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Corporation. Notwithstanding the preceding sentence of this Paragraph 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Corporation or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the applicable law and any interpretations or guidance by the Securities and Exchange Commission or its staff).
9. Effectiveness, Duration and Termination of Agreement. This Agreement shall become effective as of the first date above written. This Agreement shall remain in effect through December 31, 2010 (the “Initial Term”), and thereafter shall continue automatically for successive one-year Terms, provided that such continuance is specifically approved at least annually by the vote of the Corporation’s Board of Directors, or by the vote of a majority of the outstanding voting securities of the Corporation. This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Corporation, by the vote of the Corporation’s Directors or by the Adviser. This Agreement will automatically terminate in the event of its assignment. The provisions of Paragraph 8 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed under Section 3 through the date of termination or expiration and Section 8 shall continue in force and effect and apply to the Adviser and its representatives as and to the extent applicable.
10. Notices. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.
11. Amendments. This Agreement may be amended by mutual consent, subject to any applicable requirements of the 1940 Act.
12. Entire Agreement; Governing Law. This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of California.
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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

SIGNATURE GROUP HOLDINGS, INC.
By:
Name:
Title:

SIGNATURE CAPITAL ADVISERS, LLC
By:
Name:
Title:

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